SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 9, 2001
                                ----------------



                 UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                               Delaware
----------------------------------------------------------------------------
                 (State of other jurisdiction of incorporation)




        0-20686                                 65-0341868
------------------------            ------------------------------------
(Commission File Number)            (IRS Employer Identification No.)


Sarasota Tower, Suite 900
Two North Tamiami Trail
Sarasota, Florida                           34236
------------------------------------------- ----------
(Address of principal executive offices)    (Zip Code)




Registrant's telephone number, including area code (941) 366-5282
                                 --------------



         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

                  Pursuant to an Asset Purchase Agreement, dated August 24, 2001, between Royal Adhesives, LLC ("Royal") and Uniroyal Engineered Products, LLC ("UEP"), UEP sold substantially all of the net assets of its Specialty Adhesives segment to Royal for approximately $21.6 million, consisting of cash In the amount of approximately $14.6 million, $3.5 million in subordinated promissory notes of Royal, up to $2.0 million in contingent payments, and preferred stock of the parent of Royal in the amount of $1.5 million. The transaction closed on November 9, 2001. A copy of the Asset Purchase Agreement, without exhibits, and the two amendments to the Asset Purchase Agreement are appended to this report as Exhibit 10.66. Unaudited proforma condensed financial information is not required to be filed herewith pursuant to Rule 11-01 of Regulation S-X.


SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         UNIROYAL TECHNOLOGY CORPORATION



                             By:/s/ Oliver J. Janney
                                Oliver J. Janney
                                Executive Vice President, General
                                Counsel and Secretary

Dated: November 20, 2001

Microsoft Word 10.0.2627;
                                                                   Exhibit 10.66

                            ASSET PURCHASE AGREEMENT
         THIS AGREEMENT ("Agreement") is made the 24th day of August, 2001, between SAS Acquisition Inc., a Delaware corporation ("Purchaser"), and Uniroyal Engineered Products, LLC, a Delaware limited liability company ("Seller").
                                                   R E C I T A L:
                                                   - - - - - - -
         Purchaser desires to purchase, and Seller desires to sell to Purchaser, substantially all of the business, assets, and goodwill of the Specialty Adhesives & Sealants division of Seller (the "Division"), in exchange for cash, shares of the preferred stock of Purchaser and the assumption of certain of Seller's liabilities and obligations, as expressly provided in this Agreement.
         NOW, THEREFORE, Purchaser and Seller agree as follows:

                                    ARTICLE 1
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES
         1.1. Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller will convey, transfer, assign and deliver to Purchaser on the Closing Date (defined below) all of the business, assets, and goodwill of the Division owned by Seller on the Closing Date of every kind and description, wherever located, known or unknown, tangible or intangible, including, without limitation, all assets listed on the Division's Balance Sheet dated February 25, 2001 attached as Schedule 2.2(a) to this Agreement (the "Initial Balance Sheet") and all other property, real, personal or mixed, accounts receivable, deposits on contractual obligations or otherwise, claims and rights under contracts and leases, licenses, customer lists, trade secrets, know-how, Seller's rights to use the name "Specialty Adhesives & Sealants," any derivative or combination of that name and all other slogans used by Seller and/or the Division in connection with the business or products of the Division, all product catalogs and other advertising materials, all files, books and records of Seller and/or the Division relating to the business of the Division, and all computer programs used in the business of the Division for which Seller has ownership or licenses other than the SAP system, all as the same exist on the Closing Date (collectively, the "Subject Assets").

         1.2. Excluded Assets. Notwithstanding the provisions of Section 1.1, Seller shall retain and shall not transfer to Purchaser (i) cash, (ii) to the extent not comprising Specified Items (as defined in Section 3.25), any and all proprietary or confidential business or technical information, records and policy statements of Seller (other than copies of Seller's policy and procedures manuals which are located on the Real Property (as defined in Section 3.5) or are presently used by the Division), which relate directly to a business unit of Seller other than the Division and not directly, indirectly or exclusively to the Division, such as accounting procedures, instructions, organizational manuals, strategic plans and other documents of a general nature; provided, however, that copies thereof or copies of the portion thereof related directly to the Division are provided to Purchaser as of the Closing Date or from time to time thereafter as requested by Purchaser as a portion of the Subject Assets,
(iii) originals of all books and records directly relating to the Division or relating to the Division and other operations of Seller which Seller shall be required to retain pursuant to any statute, rule or regulation; provided, however, that copies thereof (or copies of the portions thereof relating directly to the Division) are provided to Purchaser as a portion of the Subject Assets, (iv) any and all cash and cash equivalents (other than petty cash or cash in bank accounts in the name of the Division) and corporate lock box accounts held in the name of Seller other than rights in respect of any lock box account created for the exclusive use of the Division, which shall constitute a portion of the Assets, (v) all insurance policies and claims thereunder, (vi) refunds of taxes in respect of periods prior to the Closing Date; and (vii) those other assets listed in Schedule 1.2. All of the foregoing are hereinafter referred to as the "Excluded Assets". Nothing in this Agreement shall be construed as granting to Purchaser any right or privilege to use in any manner whatsoever the trademark or trade name "Uniroyal" in logo type or in any other type or style or any trademarks or trade names owned, used by, belonging to or registered in the name of Seller or any of the Seller's subsidiaries, except for those Specified Items included on Schedule 3.25 hereto and except as otherwise expressly provided in Section 11.

         1.3.     Assumption of Liabilities.
                  -------------------------
                  (a) On the Closing Date, Purchaser shall assume, and thereafter shall pay, perform or otherwise discharge the Assumed Liabilities, subject to the terms and conditions set forth in this Agreement.
                  (b) The "Assumed Liabilities" consist solely of the following liabilities and obligations of Seller existing as of the Closing Date:
                           (i) All liabilities and obligations of Seller under
                  the contracts listed on Schedule 3.18 and any other contracts entered into by the Division or Seller on behalf of the Division in the ordinary course of business consistent with past practices between the date hereof and the Closing;
                           (ii) All product warranties arising from or related to any products manufactured or services provided by the Division after the Closing Date;
                           (iii) All accounts payable and accrued liabilities
                  related to the business of the Division as and to the extent properly reflected on the Initial Balance Sheet and arising after the date of the Initial Balance Sheet in the ordinary course of business, but excluding all of the Retained Liabilities (as defined below) and liabilities and obligations of Seller to the extent not assumed hereunder by Purchaser; and
                           (iv) All liabilities and obligations relating to or
                  arising from ownership or use of the Real Property or the Leased Premises after the Closing Date, but excluding the Retained Liabilities.
         Except as expressly provided in this Section 1.3, Purchaser does not assume, agree to pay, perform or discharge or otherwise have any responsibility for any liability or obligation of Seller, fixed or contingent, and whether arising or to be performed prior to, on or after the Closing.
                  (c) Notwithstanding anything herein to the contrary, Purchaser shall not assume, and Seller shall expressly retain and does not delegate, transfer or assign to Purchaser, any of the following liabilities or obligations of or relating to the Division (collectively, the "Retained Liabilities"), and, notwithstanding any implication to the contrary, none of the following liabilities or obligations are "Assumed Liabilities" for purposes of this Agreement:
                           (i) All liabilities and obligations for Taxes (as
                  defined in Section 3.12(f)) of all types attributable to periods prior to the Closing Date, whether or not arising out of or relating to the operations, properties and business of the Division;
                           (ii) all liabilities and obligations for unpaid Taxes
                  of all types of any person other than Seller under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), as a transferee or successor, by contract or otherwise;
                           (iii) all liabilities and obligations arising out of
                  or relating to the Controlled Group Plans (as defined in Section 3.26(a)), including without limitation retiree medical benefits (except for (A) accrued vacation pay and sick pay liabilities as set forth on the Closing Date Balance Sheet to the Transferred Employees, (B) any liability which Purchaser may have to Seller in respect of services provided by Seller pursuant to the Computer Support Agreement (as defined in Section 5.17) and (C) any ongoing obligations provided for under the collective bargaining agreements covering employees of the Division as of the Closing Date;
                           (iv) all liabilities and obligations under the key employee continuation incentive arrangements plan entered into by Seller with certain Division personnel;
                           (v)      all liabilities and obligations for
                                    intercompany payables to Seller;
                           (vi) all liabilities and obligations arising out of or relating to any Requirements of Law (as defined in Section 3.27(a)(ii)) prior to the Closing, except as otherwise provided in this Agreement;
                           (vii) except as specifically provided for as a
                  product warranty reserve on the Initial Balance Sheet (as defined below), all liabilities and obligations arising out of or relating to any products liability or related claims (including any claim for personal injury, property damage or economic loss) resulting from or relating to any product or service manufactured and/or sold or provided by the Division on or prior to the Closing Date;
                           (viii) any obligation for borrowed money, funded
                  debt, or guarantees thereof, except for capital leases which shall comprise a portion of the Assumed Liabilities;
                           (ix) all liabilities and obligations relating to or
                  arising from the ownership or use of the Real Property prior to the Closing Date, including all charges, operating expenses and costs or payments due in respect of such Real Property and Leased Property, or with respect to Seller's action or inactions related thereto, and including all charges, expenses, costs, payments or penalties due in respect of any environmental remediation on such Real Property and Leased property, except to the extent properly reflected on the Closing Balance Sheet; and
                           (x)      all obligations for retiree medical
                  benefits to the persons,  and on the terms set forth on
                  Schedule 1.3.

         1.4. Method of Conveyance and Transfer. The conveyance, transfer and delivery of the Subject Assets will be effected by general warranty deeds, bills of sale, endorsements, assignments (including, but not limited to, assignments of leases, accompanied by all requisite landlord consents, and assignments of all rights of Seller under any nondisturbance agreements from holders of mortgages on the fee simple titles to any leased property) and other instruments of transfer, all in such form as Purchaser reasonably requests, vesting in Purchaser good and marketable title to the Subject Assets, free and clear of all covenants (that have not been removed after reasonable notice to Seller), conditions, easements (other than customary utility and governmental rights of way), liens, charges, security interests, adverse claims, encumbrances, demands or other title defects or restrictions of any kind (that have not been removed after reasonable notice to Seller), excepting those which are reasonably acceptable to Purchaser and excepting the lien of non-delinquent real estate taxes.

         1.5. Further Assurances. Seller, at any time and from time to time after the Closing Date, upon request of Purchaser, will do, execute, acknowledge and deliver, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the better conveying, transferring, assigning, and delivering to Purchaser, or to its successors and assigns, and for aiding and assisting in collecting and reducing to possession, all the Subject Assets.

                                    ARTICLE 2
                            PAYMENT OF PURCHASE PRICE
         2.1. Payment by Purchaser. At the Closing, Purchaser will pay to
Seller the purchase price of Twenty-Seven Million Dollars ($27,000,000.00) (the "Purchase Price") for the Subject Assets (and the goodwill included therein) and for the covenant not to compete set forth in Section 16.1 below, payable as follows and adjusted as provided in Section 2.2 below, as follows:
                  (a) Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000.00) by, at Seller's option, certified or bank check in immediately available funds or wire transfer to one or more accounts designated by Seller; and
                  (b) Purchaser will issue to Seller that number of shares of Purchaser's 12% Preferred Stock which will have a value on the Closing Date of One Million Five Hundred Thousand Dollars ($1,500,000.00).
         2.2. Purchase Price Adjustment. The cash portion of the Purchase Price to be paid at the Closing pursuant to Section 2.1(a) (the "Cash Purchase Price") will be adjusted in respect of the Division's Working Capital and "EBITDA" as follows:

                  (a) Initial Adjusted Cash Purchase Price. Seller will provide Purchaser at the Closing with (i) an estimated closing balance sheet (the "Initial Closing Balance Sheet") as of the Closing Date and (ii) Seller's estimate of "EBITDA" of the Division for the twelve (12) month period ending on August 26, 2001 (the "Trailing EBITDA"), adjusted only to remove a 3.5% corporate overhead charge "the "EBITDA Estimate"). "EBITDA" means the earnings of the Division before income taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles applied and consistent with past practice. The Cash Purchase Price of $25,500,000.00 will be (i) increased or decreased dollar for dollar to the extent that working capital on the Initial Closing Balance Sheet is more than or less than working capital on the February 25, 2001 balance sheet attached to this Agreement as Schedule 2.2(a) (the "February 2001 Balance Sheet") and (ii) increased or decreased dollar for dollar by a multiple of 4.4 times the amount by which the Division's Trailing EBITDA is over or under Five Million Eight Hundred Thousand Dollars ($5,800,000.00). This result will be the "Initial Adjusted Cash Purchase Price", which amount will be paid at the Closing. "Working Capital" means (i) current assets including, without limitation, accounts receivable aged 90 days or less generated in the ordinary course of the Division's business for value received, prepaid expenses and usable inventory less (ii) current liabilities generated in the ordinary course of business in accordance with past practice and not in violation of this Agreement including, without limitation, accounts payable, customer advances and non-tax accrued liabilities; provided, however, that "Working Capital" will not include cash, receivables owed by Seller to the Division, deferred taxes and obligations for borrowed money. Working Capital will be determined in accordance with generally accepted accounting principles applied on a basis consistent with the Initial Balance Sheet and with past practices.
                  (b) Final Cash Purchase Price. Sixty (60) days after the Closing, Seller will produce a final closing balance sheet (the "Final Closing Balance Sheet") and the Division's profit and loss statement for the 12 months ended August 26, 2001, and the Cash Purchase Price of $25,500,000.00 will be recalculated based thereon. The Cash Purchase Price will be (i) increased or decreased dollar for dollar to the extent that Working Capital on the Final Closing Balance Sheet is more or less than Working Capital on the February 2001 Balance Sheet and
         (ii) increased or decreased dollar for dollar by a multiple of 4.4 times the amount by which the Division's Trailing EBITDA (adjusted only to remove the 3.5% corporate overhead charge) is over or under Five Million Eight Hundred Thousand Dollars ($5,800,000.00). The result of this calculation will be the "Final Cash Purchase Price." To the extent the Final Cash Purchase Price is greater than the Initial Adjusted Cash Purchase Price, Purchaser will pay the difference, in cash, to Seller. To the extent the Final Cash Purchase Price is less than the Initial Adjusted Cash Purchase Price, Seller will pay the difference, in cash, to Purchaser. 2.3. Allocation of Purchase Price.

The parties agree that the purchase price paid for the Subject Assets, the Assumed Liabilities and all of the capitalized costs shall be allocated in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") for all purposes (including financial, accounting and tax purposes) in accordance with the fair market value of the Subject Assets set forth in the appraisal referred to in Section 5.15 of this Agreement. Seller and Purchaser will report the sale and purchase of the Subject Assets in accordance with the allocations to be mutually agreed upon after the Closing for all federal, state and local tax purposes. Seller's tax identification number is 59-3728109, and Purchaser's tax identification number will be provided to Seller by no later than the Closing Date.

         2.4. Transfer Taxes. All applicable sales and transfer taxes, if any, arising by reason of the transfer of the Subject Assets under this Agreement will be borne by Seller.

         2.5.     [Intentionally omitted.]

                                    ARTICLE 3
              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER
         Seller represents and warrants to, and agrees with, Purchaser as follows:

         3.1.     Organization and Standing.

                  (a) Seller is a limited liability company duly organized, validly existing and in full force and effect under the laws of the state of Delaware. Seller has full power and authority to carry on the Division's business as and where now conducted and to own or lease and operate the Division's properties at and where now owned or leased and operated by it. Seller is qualified to do business in every jurisdiction in which the Division (or Seller on behalf of the Division) owns or leases property or conducts business except where the failure to be so qualified would not have a material adverse effect on Seller.

         3.2. Authority of Seller; Consents. The execution, delivery and consummation of this Agreement by Seller has been duly authorized by the board of managers and the members of Seller in accordance with all applicable laws and the Certificate of Formation and Operating Agreement of Seller, and at the Closing Date no further action will be necessary on the part of Seller or its members to make this Agreement valid and binding on Seller and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability related to or affecting creditors' rights. The execution, delivery and consummation of this Agreement by Seller (i) is not contrary to the Certificate of Formation or Operating Agreement of Seller, (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which Seller and/or the Division is a party or to which Seller and/or the Division or any of their respective assets are subject or bound, (iii) will not result in the creation of any lien or other charge upon any assets of Seller and/or the Division, and (iv) will not result in any acceleration or termination of any loan or security interest agreement to which Seller and/or the Division is a party or to which Seller and/or the Division or any of their respective assets are subject or bound. Except as may be listed on
Schedule 3.2, no approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by Seller for the authorization of this Agreement or the consummation by Seller of the transactions contemplated in this Agreement.
         3.3. Subject Assets. The Subject Assets include all assets and property shown on the Initial Balance Sheet, and all assets and property acquired by the Division or by Seller on behalf of the Division after the date of the Initial Balance Sheet, except such of the assets and properties of Seller or the Division with a fair market value of Thirty Thousand Dollars ($30,000.00) or less as may have been (i) disposed of prior to the date of this Agreement in the ordinary course of business and (ii) otherwise disposed of prior to the Closing Date at the written request or with the consent in writing of Purchaser.

         3.4. Business Relations. Seller is not required, in the ordinary course of the Division's business, to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers of the Division. Neither Seller nor the Division has received any notice of any disruption (including, without limitation, delayed deliveries or allocations by suppliers) in the availability of any materials or products used in the Division's business and has no reason to believe that any such disruption will occur. Except as listed on Schedule 3.4, there are no sole source suppliers of goods, equipment or services used by the Division (other than public utilities) with respect to which practical alternative sources of supply are unavailable. Except as listed on Schedule 3.4, since January 1, 1999, the Division has not had a customer or a supplier that accounted for in excess of One Hundred Thousand Dollars ($100,000.00) per year in sales or purchases terminate its relationship with the Division.

         3.5.     Real Property.

                  (a) Schedule 3.5.(a) is a true and complete list of (i) all real property used by the Division that is owned by Seller, including, without limitation, all buildings, structures and improvements thereon and all appurtenances thereto and the rights and privileges of Seller in all rights of way, licenses or easements, (ii) all real property leases for property used by the Division to which Seller is a party and (iii) all options, deeds of trust, deeds of declaration, mortgages and land contracts pursuant to or in which Seller has any interest on behalf of the Division (collectively, the "Real Property"). Seller has furnished to Purchaser or its counsel true and complete copies of each written contract and a written description of each oral contract relating to the list set forth on Schedule 3.5.(a).

                  (b) With respect to the Real Property, except as set forth on Schedule 3.5.(b):

                          (i) There is no condemnation proceeding or eminent domain proceeding of any kind pending or, to the best knowledge of Seller, threatened against any of the Real Property;
                           (ii) The Real Property is occupied under valid and
                  current certificates of occupancy or the like, and the transactions contemplated by this Agreement will not require the issuance of any new or amended certificates of occupancy or the like; there are no facts known to Seller which would prevent each location from being occupied after the Closing Date in substantially the same manner as before;
                           (iii) The Real Property does not violate, and all
                  improvements are constructed in compliance in all material respects with, any applicable federal, state or local statutes, laws, ordinances, regulations, rules, codes, orders or requirements, including, without limitation, any building, zoning, fire or environmental laws or codes (the "Laws and Ordinances") and Seller will convey, transfer and assign the Real Property free from any such material violations;
                           (iv)     Seller has obtained all appropriate
                  licenses, permits, building permits and occupancy permits that are required by the Laws and Ordinances;
                           (v) There are no outstanding variances or special
                  use permits affecting the Real Property or its uses and none of the Real Property constitutes an existing non-conforming use under the applicable zoning code;
                           (vi) No notice of a violation of any Laws and
                  Ordinances, or of any covenant, condition, easement or restriction affecting the Real Property or relating to its use or occupancy has been given, nor is Seller aware of any such violation;
                           (vii) The Real Property has and will have as of the
                  Closing Date water supply, storm and sanitary sewage facilities, telephone, gas, electricity, fire protection, means of ingress and egress to and from public streets and, without limitation, other required public utilities, all of which are adequate for purposes of the Division's present use of the Real Property. All utility lines and facilities presently serving the Real Property are serviced and maintained by the appropriate entity. All utilities enter the Real Property through adjoining public streets or, if they pass through adjoining private land, they do so in accordance with valid public easements. Seller has no knowledge of any increase in the applicable rate for any utility service being furnished to the Real Property from the rate in effect for the most recent bill that Seller has received for such service;
                           (viii) Seller has no knowledge of improvements made
                  or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against the Real Property, and there are no present assessments;
                           (ix) All improvements constituting the Real Property
                  (including all building systems) are without structural defects, are in operating condition and repair serviceable and suitable for use subject only to routine maintenance, were constructed in conformity with all plans and specifications, are located entirely within the boundary lines of the Real Property and do not encroach upon any street or land of others;
                           (x) The Real Property (a) is freely accessible
                  directly from all public streets on which it abuts, or (b) uses adjoining private land to access the same in accordance with valid public easements. Seller has no knowledge of any condition which would result in the termination of such access;
                           (xi) Seller has no boundary or water drainage
                  disputes with the owners of any premises adjacent to the Real Property and has no knowledge of any such dispute involving former owners of the Real Property;
                           (xii) Neither the Division nor Seller has notice of
                  outstanding requirements or recommendations by the insurance companies who issued the insurance policies insuring the Real Property, or by any board of fire underwriters or other body exercising similar functions requiring or recommending any repairs or work to be done on the Real Property that would involve a material cost to the Division;
                           (xiii) Seller will obtain from all lessors of any
                  leasehold interests comprising the Real Property a so-called "estoppel certificate" (the "Estoppel Certificates") in the form attached as Exhibit "A" to this Agreement;
                           (xiv) Seller occupies all of the Real Property and no other person or entity has any rights to use or occupy any of the Real Property.

                  (c) With respect to the leased property comprising the Real Property including all leasehold improvements (collectively, the "Leased Property"), except as set forth on
                  Schedule 3.5.(c)):

                            (i) All leases are in writing and are duly executed and, where required, witnessed, acknowledged and recorded to make them valid and binding and all leases in full force and effect for their full term, and none have been modified, amended, sublet or assigned;
                           (ii) The rental set forth in each such lease is the
                  actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth on Schedule 3.5.(c);
                           (iii) Where Seller or the Division is the lessee,
                  the lessee under each such lease has the full right to exercise any renewal option and on due exercise will be entitled to enjoy the use of the leased premises for the full term of such renewal option, and such renewal option does not terminate on assignment of such lease;
                           (iv) There is no default by Seller or the Division or any other party which affects the Leased Property;
                           (v) Where Seller or the Division is the lessee, on
                  performance by the lessee of the terms of each lease (all of which terms have been fully performed by the lessee as of the date of this Agreement and will have been fully performed as of the Closing Date), the lessee has the full right to enjoy the use of the premises demised for the full term of the lease without disturbance by any other party, and there are no written or oral contracts between Seller or the Division and any third party relating to any claim by such third party of any right to all or any part of the interest of Seller or the Division in any leasehold estate or otherwise relating to the use and occupancy by Seller or the Division of such estate;
                           (vi) Except as set forth on Schedule 3.5.(c), all
                  security deposits required by such leases have been made and have not been refunded or returned, or their forfeiture claimed, in whole or in part, by any lessor;
                           (vii) Where Seller or the Division is the lessee,
                  all leasehold improvements are in good operating or working condition and repair, serviceable and suitable for use, after taking into account ordinary wear and tear, and are adequate for the operation of the business of Seller as presently conducted.

All contributions required to have been paid by any lessor of property in respect of any leasehold improvements have been paid.

         3.6. FIRPTA. Seller is not a nonresident alien individual, foreign person, or foreign corporation for purposes of the provisions of Code Sections 871, 882 or 1445. On or before the Closing Date Seller will deliver to Purchaser qualifying statements as defined in Code Section 1445 or executed and delivered to Purchaser affidavits pursuant to Code Section 1445.

         3.7. Investments in Other Entities. The Division does not have any direct or indirect equity interest, or debt convertible into any equity interest, in any entity (including any subsidiaries), corporation or otherwise, or any right, warrant or option to acquire any such interest.

         3.8. Title to and Condition of Assets. Seller owns and possesses and will own and possess as of the Closing Date all right, title and interest in and to Subject Assets, including, without limitation (i) good and marketable title in fee simple to all its Real Property, (ii) valid and subsisting leasehold interests in all leasehold estates comprising the Real Property, and
(iii) good and merchantable title to all properties and assets other than the Real Property, in each case free and clear of all conveyances, conditions, easements, liens, charges, security interests, adverse claims, encumbrances, encroachments, reservations, easements, limitations, servitudes, other title defects or restrictions of any nature. Seller has and will have as of the Closing Date the right, power and capacity to convey, transfer, assign and deliver the Subject Assets free and clear of any title defect or restriction, including, without limitation, those enumerated in this Section

        3.8. All tangible Subject Assets of Seller are in Seller's possession or under its control, and all equipment included in the Subject Assets is in operating condition and repair, serviceable and suitable for use subject only to routine maintenance, and is fit and adequate for the purposes intended. Seller enjoys peaceful and quiet possession of the Subject Assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business. The Subject Assets comprise all assets of any kind or character necessary for the operation of the Division's business as it is presently conducted.

         3.9.     Financial Statements.

                  (a) Prior to the date of this Agreement, Seller provided Purchaser with the Financial Statements of the Division listed below and will provide to Purchaser monthly Financial Statements for the months after February 25, 2001 (the "New Monthly Financial Statements") as soon as practicable after the end of each month:
                           (i)      the unaudited Initial Balance Sheet;
                           (ii) the unaudited Balance Sheet, Income Statement
                  and Related Statements of Operation and Cash Flows for the years ended October 1, 2000, September 26, 1999, September 27, 1998, September 28, 1997 and September 29, 1996; and
                           (iii) the unaudited Balance Sheet, Income Statement
                  and Related Statements of Operation and Cash Flows for the ten months ended July 29, 2001. The Financial Statements
                  (i) have been (and, with respect to the New Monthly Statements, when delivered, will have been) prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods, (ii) present fairly (and, with respect to the New Monthly Statements, when so delivered, will present fairly) the Division's consolidated financial position, results of its operations and changes in its financial position at and for the periods therein specified, (iii) are (and, with respect to the New Monthly Statements, when so delivered, will be) true and complete, (iv) are (and, with respect to the New Monthly Statements, when so delivered, will be) consistent with the books and records of the Division, and
                  (v) with respect to all of the unaudited Financial Statements include (and, with respect to the New Monthly Statements, when so delivered, will include) all adjustments, consisting only of normal recurring adjustments, required for a fair presentation of the business and operations of the Division. The Financial Statements will be deemed to include any accompanying notes and schedules.

         3.10. Absence of Certain Changes. Since October 1, 2000, the Division has actively conducted its business in the ordinary and regular course consistent with past practice. Since such date, there has not been any material adverse change in the business, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Division. To Seller's knowledge, there has not occurred any event or governmental regulation or order which could cause such a change, nor, to Seller's knowledge, is the occurrence of any such event, regulation or order threatened. Except as set forth on
Schedule 3.10, without limiting the generality of the foregoing, since December 31, 2000, there has not been:
                  (a)      Any increase made or promised in the  compensation
         or other  remuneration  payable or to become payable by the Division to any of its employees, agents or partners;
                  (b)      Any  mortgage or pledge of, or any other lien,
         charge or  encumbrance  of any kind,  on any of the assets, tangible or intangible, of the Division;
                  (c) Any sale or transfer of any assets of the Division,
         except for sales of inventory in the ordinary course of business, or settlement, cancellation or release of any indebtedness owing to the Division or of any other claims of the Division;
                  (d) Any sale, license, assignment or transfer by Seller
         and/or the Division of any patents, trademarks, trade names or other similar intangible assets used by the Division;
                  (e) Any termination of (other than by expiration of its term), or any material amendments to, any material contract, agreement or license to which the Division (or Seller on behalf of the Division) is a party or to which the Division (or Seller on behalf of the Division) or any of the Division's assets are subject or bound;
                  (f)      Any material  commitment  made  (through
         negotiations or otherwise) or any liability incurred to any labor organization by the Division (or Seller on behalf of the Division);
                  (g) Any distribution by the Division of any cash or other assets to Seller in discharge or cancellation in whole or in part of any indebtedness owing (whether in payment of principal, interest or otherwise) to Seller other than in the ordinary course of business consistent with past practices;
                         (h) Any discharge or satisfaction by the Division (or Seller on behalf of the Division) of any lien, encumbrance, obligation or liability (accrued, absolute, fixed or contingent), other than those shown on the Initial Balance Sheet that have been discharged or satisfied in the ordinary course without acceleration and other than those incurred and discharged in the ordinary course of business consistent with past practice;
                  (i) Any transaction entered into by the Division (or Seller on behalf of the Division) other than in the ordinary course of business consistent with past practice;
                  (j) Any institution by the Division (or Seller on behalf of the Division) of a bonus, stock option, profit-sharing, pension plan or  similar arrangement or any changes in any such existing plans;
                  (k) Any incurrence (whether discharged or not) of any obligation or liability (whether accrued, absolute, fixed or contingent) other than current liabilities incurred, and obligations entered into, in the ordinary course of business consistent with past practice;
                  (l)      Any adverse change in collection loss experience;
                  (m) Any material loss, damage or destruction to any of the Division's properties (whether or not covered by insurance) or any labor trouble;
                  (n)      Any  change  in  accounting   principles  or
         practices   from  those  utilized  in  the preparation of the
         Financial Statements; or
                  (o) Any notice (oral or written) or other indication that any customer or supplier of the Division that accounted for in excess of Thirty Thousand Dollars ($30,000.00) per year in sales or purchases intends to reduce or discontinue its relationship with the Division.

         3.11. Absence of Undisclosed Liabilities. Except as set forth on the Initial Balance Sheet or on Schedule 3.11, neither the Division nor Seller is obligated for, nor are any of the Division's assets or properties subject to, any material liabilities or adverse claims or obligations, absolute or contingent, except those incurred in the ordinary course of business since February 25, 2001, and neither the Division nor Seller is in material default with respect to any terms or conditions of any liability or obligation. There are no facts known to Seller that might reasonably serve as a basis, in whole or in part, for any material liabilities or obligations of Seller with respect to the Division not disclosed in this Agreement, in the Financial Statements or in the Schedules.

         3.12.    Taxes.

                  (a) Seller has filed all income, franchise, sales and other Tax Returns (as defined below) and reports of every nature required to be filed by it accurately reflecting all Taxes (as defined below) owing to the United States or any other government or any government subdivision, state or local, or any other taxing authority, has paid in full all Taxes that are due and owing (regardless of whether shown on a Tax Return) and has made (or will timely make) adequate provision for the payment of all Taxes not yet due, including, without limitation, Taxes payable to any jurisdiction by reason of the transfer of the Subject Assets pursuant to this Agreement. Seller has no knowledge of any unassessed Tax deficiency proposed or threatened against Seller as a result of the operation of its business. There are no liens on the Subject Assets as a result of any Tax liabilities except for Taxes not yet due and payable. There are, and after the date of this Agreement will be, no Tax deficiencies (including penalties and interest) of any kind assessed against or relating to Seller with respect to any taxable periods ending on or before, or including, the Closing Date of a character or nature that would result in liens or claims on any of the Subject Assets or on Purchaser's title to or use of the Subject Assets, or that would result in any claim against Purchaser.

                  (b) Except as set forth on Schedule 3.12, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local, or foreign Tax Return of Seller for any period. Except as set forth on Schedule 3.12, neither the Internal Revenue service nor any state, local or foreign taxing or governmental authority has audited any Tax Return or report filed by Seller for any taxable period beginning after December 31, 1995 or otherwise commenced any action or proceeding for the assessment or collection of Taxes, nor to Seller's knowledge has any such event been threatened.

                  Seller has made available to Purchaser for its review, complete and correct copies of all federal, state and foreign Tax Returns of Seller for each of its fiscal years beginning after December 31, 1998. Seller has furnished to Purchaser complete and correct copies of all audit reports received by Seller from the U.S. Treasury Department, or from any state, local or foreign taxing authority, with respect to the audit of any federal, state, local or foreign Tax Returns of Seller for any taxable period beginning after December 31, 1995.

                  (c) Seller has never been a member of a consolidated, combined or unitary group for federal, state, local or foreign Tax purposes, except as a subsidiary of Uniroyal Technology Corporation, and Seller has no liability or potential liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or assumed liabilities is an obligation to make a payment that will not be deductible under Section 280G or the law.

                  (d)      [Intentionally omitted]

                  (e) Seller has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, and has, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities, all amounts required to be so withheld and paid over pursuant to applicable laws.

                  (f) For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, value added, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, customs and import dues, fees and charges, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon , or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         3.13. Brokerage and Finder's Fees. Seller has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement except for Seller's liability for commissions to Jesup & Lamont Capital Markets, Inc.

         3.14. Accounts Receivable. Seller has previously delivered to Purchaser an aging schedule as of a date not more than thirty (30) days prior to the date of this Agreement, which, is true, correct and complete, of the accounts receivable of the Division as of that date. Seller will update the list as of a date not more than five (5) days prior to the Closing Date. The reserves for doubtful receivables and uncollectible accounts that will be reflected on the books of the Division as of the Closing Date will not exceed five percent (5%) of the then aggregate accounts receivable, and will be sufficient to provide for any losses that may arise in connection with the collection of the accounts receivable. The accounts receivable as reflected on the books of the Division as of the Closing Date, net of such reserves, will be fully collectible in the ordinary course of business within ninety (90) days after the Closing Date, without resort to legal proceedings. All of such accounts receivable will represent valid claims that have arisen in the ordinary course of business.

         3.15.    Employment Matters.

                  (a) Except as set forth on Schedule 3.15, neither the Division (nor Seller on behalf of the Division) is a party to, participant in, or bound by, any collective bargaining agreement, union contract or employment, bonus, deferred compensation, insurance, pension, profit sharing or similar personnel arrangement, any stock purchase, stock option or other stock plans or programs or any employee termination or severance arrangement.

                  (b) Except as set forth on Schedule 3.15, the employment by the Division of any person (whether or not there is a written employment agreement) may be terminated for any reason whatsoever not inconsistent with current law, without penalty or liability of any kind other than earned salary or wages and accrued vacation pay.

                  (c) Except as set forth on Schedule 3.15, there are no active, pending or, to the best of Seller's knowledge, threatened administrative or judicial proceedings under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the National Labor Relations Act or any other foreign, federal, state or local law (including common law), ordinance or regulation relating to employees of the Division.

                  (d) The relation of the Division with its employees is good and there are no pending or threatened labor difficulties.

         3.16. No Defaults. Neither the Division nor Seller is in default ( nor is any such default alleged to exist) under the terms of any Material Contract (as defined in Section 3.18 below) to which it is a party or to which any of the Division's assets, business or operations is subject, nor has any condition or event occurred, nor, to Seller's knowledge is any condition or event threatened, which, after notice or the passage of time, or both, would constitute a default under any Material Contract. To Seller's knowledge, no such default, condition or event exists or is alleged to exist with respect to the performance of any obligation of any other party to any of the Material Contracts.

         3.17. Non-Trade Accounts Receivable. Schedule 3.17 is a true and correct list of all of accounts receivable of the Division in each case other than trade accounts receivable.

         3.18. Material Contracts. Schedule 3.18 is a true and correct list of each contract involving in excess of Thirty Thousand Dollars ($30,000.00) to which the Division (or Seller on behalf of the Division) is a party or by which any of the Division's assets, businesses or operations is bound or affected (collectively, "Material Contracts"). Schedule 3.18 includes a description of any consents or approvals required of third parties under the terms of such Material Contracts for the consummation of the transactions contemplated by this Agreement. A true, correct and complete copy of each written, and a description of each oral, Material Contract, so listed has been delivered to Purchaser or its counsel.

         3.19. Purchase Orders. Schedule 3.19 is a true and complete list of all purchase orders under which the Division is obligated to pay any particular vendor an aggregate sum in excess of Thirty Thousand Dollars ($30,000.00).

         3.20. Indebtedness. Schedule 3.20 is a true and complete list of all indebtedness, including, without limitation, trade accounts payable owed by the Division, including a description of the terms of payment, and, if such indebtedness is secured, a description of all properties or other assets pledged, mortgaged or otherwise hypothecated (voluntarily or involuntarily) as security.

         3.21. Litigation. Schedule 3.21 is a true and complete list of all administrative or judicial proceedings to which Seller or the Division is a party or to which it is threatened to be made a party which relate, directly or indirectly, to any of the Subject Assets, including, without limitation, proceedings that could affect title to or interests in the Subject Assets. There is no action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or threatened against or affecting Seller or the Division or any of the Division's assets, including, without limitation, any relating to so-called product liability, which, if adversely determined or resolved, would have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Division, or any provisions of, or the validity of, or rights under, any leases or other operating agreements, licenses, permits or grants of authority of the Division. Neither the Division nor Seller has received notice that the Division is the subject of any governmental investigation and neither the Division nor Seller is subject to, nor is it or has it been in default with respect to, any order, writ, injunction or decree of any court, or of any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, relating to the Division. Schedule 3.21 indicates which of the matters listed are covered by valid insurance and the extent of such coverage.

         3.22. Insurance. Schedule 3.22 is a true and correct list of all the policies of liability or casualty insurance covering the business, properties and assets of the Division (or Seller on behalf of the Division) presently in force (including as to each (i) risk insured against, (ii) name of carrier, (iii) policy number, (iv) amount of coverage, (v) amount of premium, (vi) expiration date and (vii) the property, if any, insured, indicating as to each whether it insures on an "occurrence" or a "claims made" basis. The insurance described on Schedule 3.22 does and will, up to the Closing Date, insure the Division (or Seller on behalf of the Division) in the amounts and against such perils as are generally maintained for comparable businesses. All of the insurance policies listed on Schedule 3.22 are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and the Division (or Seller on behalf of the Division) has not received any notice of cancellations with respect to any of the policies. The Division (or Seller on behalf of the Division) has not been refused any insurance by any insurance carrier to which it has applied for insurance during the last five (5) years. To the best of Seller's knowledge and belief, there are no circumstances existing which would enable any insurer to avoid liability under any of the Division's or Seller's policies.

         3.23.    Transactions with Officers, Etc.

                  (a) Schedule 3.23(a) is a true and correct list of the ownership of Seller in any entity that has any existing contractual relationship, oral or written, or other business relationship with the Division.
                  (b) Schedule 3.23(b) is a true and correct list of all Contracts (oral or written), including, but not limited to, any loans or leases, to which Seller is a party and to which any of the officers or other employees of Seller, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, is also a party.

                  (c) Except as set forth on Schedule 3.23(c) neither Seller nor any officer, director, employee or shareholder of Seller, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, has any direct or indirect interest in any competitor, supplier or customer of the Division or in any person, firm or entity from whom or to whom the Division leases any property, or in any other person, firm or entity with whom the Division transacts business of any nature.

         3.24. Employees. Schedule 3.24 is a true and correct list of all employees of the Division (as used in this Agreement, the term "employees" includes employees, salesmen, agents, sales representatives and all other persons associated with the Division in an employment relationship but excludes independent contractors), their accrued vacation and sick pay, the nature of their duties and the date and amount of their last increase in compensation. A true, correct and complete copy of each written employment contract with any employee has been delivered to Purchaser or its counsel.

         3.25.    Trademarks, Copyrights and Similar Matters.

                  (a) The Division (or Seller as a result of its ownership of the Division) has never been charged with infringement or violation of any patent, trademark, service mark, trade name or copyright. The Division is not using or has not in any way made use of any patentable or unpatentable invention, or any confidential information or trade secret, of any present or past employee of Seller, which invention, information or trade secret has not been assigned to the Division or Seller. All patents, trademarks, service marks, trade names, copyrights, brandmarks, brand names, and trade dress (the "Specified Items"), and all applications or registrations (including those whose use is limited to one or more states of the United States), owned or used by the Division are listed on Schedule 3.25 and, to the extent indicated, have been duly registered in, filed in or issued by the United States Patent Office or the corresponding agency or office of each of such states. Except as indicated on Schedule 3.25, the Division (or Seller on behalf of the Division) is the sole and exclusive owner of, or has the sole and exclusive right to use, the Specified Items, except for the rights of licensees (whose names and addresses are listed on Schedule 3.25). Except as set forth on
         Schedule 3.25, the Division does not use any of the Specified Items by consent of any other party and the same are free and clear of any attachments, liens, claims, encumbrances or agreements. Except as listed on Schedule 3.25, there are no claims or demands of any other person, firm or corporation pertaining to any of the Specified Items, and no proceedings have been instituted, are pending or, to the knowledge of Seller, are threatened which challenge the right of Seller in respect of any of the Specified Items. None of the Specified Items infringes on, or, to the knowledge of Seller, is being infringed on by others, and none of the Specified Items is subject to any outstanding order, decree, judgment, stipulation or agreement restricting the scope of its use.

                  [(b) True, correct and complete copies of all patents, trademarks, service marks, trade names and copyrights, and of all related applications or registrations, that are listed on Schedule
         3.25 have been delivered to Purchaser or its counsel.

         3.26.    Employee Benefit Plans and Other Plans.

                  (a) Schedule 3.26(a) is a true and correct list of all deferred compensation, pension, profit-sharing and retirement plans, including multi-employer plans, all plans, arrangements or policies for the provision of bonuses and/or severance benefits, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all fringe benefit plans (including, without limitation, any hospitalization, insurance, stock option or stock purchase plans) which a Controlled Group Member maintains, contributes to, has liability with respect to, or has an obligation to contribute to for the benefit of any employees of the Division (collectively, the "Controlled Group Plans"). For purposes of this Section 3.26, the term "Controlled Group Member" means Seller and each other person or entity required to be aggregated with Seller under Sections 414(b), (c), (m) or (o) of the Code.
         Schedule 3.26(a) also identifies the Controlled Group Plans that Seller maintains, contributes to, has liability with respect to, or has an obligation to contribute to (collectively, the "Corporation Plans").

                  (b) Schedule 3.26(b) is a true and correct list of each Corporation Plan that is an "employee pension benefit plan," as such term is defined in ERISA Section 3(2), but not including any multi-employer plan within the meaning of ERISA Section 3(37) (collectively, the "ERISA Pension Plans"). Except as set forth on
         Schedule 3.26(b):

                           (i) Each ERISA Pension Plan that is funded or that
                  is required to be funded under ERISA, and its associated trust, if any, complies in all material respects with Code
                  Section 401(a), has received a favorable determination letter from the Internal Revenue Service stating that the plan qualifies under Code Section 401(a) and that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement qualifies under Code
                  Section 401(k), has been timely amended (and the amendment has been timely submitted to the Internal Revenue Service for a favorable determination letter) with respect to changes required by the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Tax Reform Act of 1984, and is being maintained in accordance with the requirements of each Act and all subsequent Acts, including, without limitation, all regulations and notices pertaining to such requirements;

                           (ii) No ERISA Pension Plan has an "accumulated funding deficiency," as defined in ERISA Section 302(a)(2) or Code Section 412, whether or not waived;

                         (iii) No "reportable event," within the meaning of
                  ERISA Section 4043(b), has occurred with respect to any ERISA Pension Plan;

                           (iv) No notice of intent to terminate any ERISA
                  Pension Plan has been filed with the Pension Benefit Guaranty Corporation ("PBGC") under ERISA Section 4041, nor has the PBGC instituted or, to the knowledge of Seller, threatened to institute any proceedings under ERISA Section 4042 to terminate any ERISA Pension Plan;

                           (v) There has been no complete or partial termination of any ERISA Pension Plan within the meaning of Code Section 411(d)(3);

                           (vi) Schedule 3.26(b) sets forth with respect to
                  each ERISA Pension Plan that is required to be funded under ERISA or that is subject to Subtitle B of Title IV of ERISA the present value of accrued benefits under each Plan as of the end of the Plan year most recently ended and the value of the assets funding each Plan as of the most recent date for which information is available but not prior to the last day of the Plan year most recently ended.

                           (vii) All applicable ERISA and Code requirements
                  with respect to each ERISA Pension Plan as to the filing of reports, documents and notices with the Secretary of Labor and the Secretary of the Treasury, or the furnishing of such documents to participants or beneficiaries, have been complied with in all material respects by the Plan or its administrators;

                           (viii) No "prohibited transaction," as such term is
                  defined in Code Section 4975 or ERISA Section 406, has occurred with respect to any ERISA Pension Plan which could subject the Plan, Seller, any director, officer, shareholder, employee or agent of Seller, or any fiduciary of any ERISA Pension Plan or associated trust, directly or indirectly, to a tax or penalty for such prohibited transaction imposed by either ERISA Section 502 or Code Section 4975;

                           (ix) There are no material actions, suits or claims
                  pending (other than routine claims for benefits) or, to the knowledge of Seller, threatened against any ERISA Pension Plan or against the assets of any such Plan, or against any fiduciary of an ERISA Pension Plan;

                           (x) Any bonding required by applicable provisions of ERISA with respect to any ERISA Pension Plan has been obtained and is in full force and effect;
                           (xi) Each ERISA Pension Plan, the administrators and

                  fiduciaries of each ERISA Pension Plan and each of the Controlled Group Members have at all times complied in all material respects with all applicable requirements of ERISA with respect to each ERISA Pension Plan and any other applicable law (including regulations and rulings) governing each ERISA Pension Plan and each ERISA Pension Plan has at all times been properly administered in all material respects in accordance with all requirements of law and in accordance with its terms to the extent consistent with all requirements of law;
                           (xii) No trust associated with any ERISA Pension
                  Plan has earned any "unrelated trade or business income" (as such term is defined in Code Section 513 and its regulations) or "unrelated debt financed income" (as such term is defined in Code Section 514 and its regulations) with respect to which a federal income tax return has not been filed;

                           (xiii) None of the Controlled Group Members, any
                  ERISA Pension Plan or any administrator or fiduciary of any ERISA Pension Plan has taken any action, or failed to take any action, which action or failure could subject it or any other person or entity to any liability for any excise tax or for breach of any fiduciary duty with respect to or in connection with any ERISA Pension Plan; and

                           (xiv) Each ERISA Pension Plan that is intended to be
                  qualified under Code Section 401 is in compliance with the requirements of Code Section 410(b) at all times prior to the transaction contemplated by this Agreement.

                  (c) Schedule 3.26(c) is a true and correct list of each Corporation Plan which is an "employee welfare benefit plan," as such term is defined in ERISA Section 3(1), but not including any employee welfare benefit plan satisfying the requirements of Subsections (i) and (ii) of ERISA Section 37(A) (collectively, the "ERISA Welfare Plans"). Except as disclosed on Schedule 3.26(c):

                           (i) Each ERISA Welfare Plan that is subject to the
                  requirements of Part 6 of Subtitle B of Title I of ERISA has complied with such requirements and with the requirements of, as applicable, Code Sections 106, 162(k) and 4980B;

                           (ii) All applicable ERISA and Code requirements with
                  respect to each ERISA Welfare Plan as to the filing of reports, documents and notices with the Secretary of Labor and the Secretary of the Treasury, or the furnishing of such documents to participants or beneficiaries, have been complied with in all material respects by the Plan or its administrators;

                           (iii) None of the Controlled Group Members, any
                  ERISA Welfare Plan, any administrator or fiduciary of any ERISA Welfare Plan, has taken any action, or failed to take any action, which action or failure could subject it or any other person to any liability for any excise tax or for breach of any fiduciary duty with respect to or in connection with any ERISA Welfare Plan;

                           (iv) There are no material actions, suits or claims
                  pending (other than routine claims for benefits) or, to the knowledge of Seller, threatened against any ERISA Welfare Plan or against the assets of any such Plan or against any fiduciary of any ERISA Welfare Plan;

                           (v) Any bonding required by applicable provisions of ERISA with respect to any ERISA Welfare Plan has been obtained and is in full force and effect;

                           (vi) Each ERISA Welfare Plan, the administrators and
                  fiduciaries of each ERISA Welfare Plan and each of the Controlled Group Members have at all times complied in all material respects with all applicable requirements of ERISA with respect to each ERISA Welfare Plan and any other applicable law (including regulations and rulings) governing each ERISA Welfare Plan and each ERISA Welfare Plan has at all times been properly administered in all material respects in accordance with all requirements of law and in accordance with its terms to the extent consistent with all requirements of law;

                           (vii) None of the ERISA Welfare Plans provide for
                  non-terminable or non-alterable medical or life benefits for employees or retirees or irrevocably or unalterably commits a Controlled Group Member to provide such benefits or any other benefits for any party upon or following retirement or other termination of employment;

                           (viii) With respect to each ERISA Welfare Plan that
                  has been or is required to be funded, such Plan has been fully funded based on reasonable and proper actuarial assumptions;

                           (ix) With respect to each ERISA Welfare Plan that is
                  not required to be funded, Seller has established adequate reserves in accordance with generally accepted accounting principles;

                           (x) No trust associated with any ERISA Welfare Plan
                  has earned any unrelated trade or business income or unrelated debt financed income with respect to which a Federal income tax return has not been filed; and

                           (xi) Any trust associated with any ERISA Welfare Plan that is intended to be tax eempt under Code
                 Section 501(c)(9) meets the requirements of such Section and Code Section 505.

                  (d) Schedule 3.26(d) is a true and correct list of each Controlled Group Plan that is a "multi-employer pension plan," as such term is defined in ERISA Section 3(37) or Code
                 Section 414(f) (collectively, the "Multi-employer Pension Plans"). Except as set forth on Schedule 3.26(d):

                           (i) No withdrawal liability under Code Section 4201
                  has been incurred by or asserted against a Controlled Group Member with respect to any Multi-employer Pension Plan and, to the knowledge of Seller, none is threatened or expected and no action is contemplated which could expose a Controlled Group Member to such withdrawal liabilities;

                           (ii) No "prohibited transaction," as such term is
                  defined in Code Section 4975 or ERISA Section 406, has occurred with respect to any Multi-employer Pension Plan which could subject Seller or any director, officer, employee or agent of Seller, directly or indirectly, to a tax or penalty for such prohibited transaction imposed by either ERISA Section 502 or Code Section 4975;

                           (iii) The total potential complete withdrawal
                  liability under ERISA Section 4201 to Controlled Group Members under each Multi-employer Pension Plan, based on an assumed occurrence of a complete withdrawal from each such Plan as of the end of the most recent plan year for which withdrawal information is available, is set forth on Schedule 3.26(d) together with the plan year for which the withdrawal liability has been computed.

                 (e) Schedule 3.26(e) is a true and correct list of each Controlled Group Plan which is an ERISA Welfare Plan that satisfies the requirements of Subsections (i) and (ii) of ERISA Section 37(A) (collectively, the "Multi-employer
         Welfare Plans"). Except as set forth on Schedule 3.26(e), each Multi-employer Welfare Plan that is subject to the requirements of Part 6 of Subtitle B of Title I of ERISA has complied with such requirements and with the requirements of, as applicable, Code Sections 106, 162(k) and 4980B.

                  (f) Except as set forth on Schedule 3.26(f), full payment has been made of all amounts that a Controlled Group Member is required, under applicable law or under any Controlled Group Plan, to have paid as a contribution thereto for the plan years of each such Controlled Group Plan ended prior to the date of this Agreement, and each Controlled Group Member has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Controlled Group Plan or related agreements. Benefits under all Controlled Group Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (g) No events have occurred or, to the knowledge of Seller, are threatened or expected to occur with respect to any Corporation Plan that would cause a material change in the cost of providing the benefits under such Corporation Plans or would cause a material change in the cost of providing for other liabilities of such Plan.

                  (h) Neither entry into this Agreement nor the consummation of the transactions contemplated by it will violate any law, regulation, or contract relating to any Controlled Group Plan.

                  (i) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of a Controlled Group Member to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or in any documents executed in connection with this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, (iii) directly or indirectly cause a Controlled Group Member to transfer or set aside any assets to fund or otherwise provide for benefits for any current or former employee or officer, or (iv) result in any non-exempt prohibited transaction described in ERISA Section 406 or Code Section 4975.

                  (j) Except as set forth on Schedule 3.26(j), no Controlled Group Member has any commitment, whether formal or informal and whether legally binding or not, to:

                           (i) create any additional agreement, plan,
                  arrangement or practice that would constitute a Corporation Plan had such agreement, plan, arrangement or practice been effective on the date of this Agreement;
                           (ii)     modify or change any Corporation Plan; or
                           (iii)    maintain for any period of time any
                  Corporation Plan.

                  (k) Seller has delivered or made available to Purchaser or its counsel true and correct copies of the following with respect to each Corporation Plan:

                           (i) A copy of each of the Corporation Plans and all amendments;

                           (ii) A copy of each trust agreement and insurance contract pertaining to the investment of the assets of any of the Corporation Plans or the payment of benefits to them, including all amendments to such documents;

                           (iii) The most recent determination letter issued by
                  the Internal Revenue Service with respect to each of the ERISA Pension Plans and ERISA Welfare Plans for which a determination letter has been issued and any pending determination letter requests with respect to such Plans;

                           (iv) The most recent actuarial valuation report and
                  asset valuation report for each of the ERISA Pension Plans and ERISA Welfare Plans for which an actuarial valuation report or asset valuation report is, or is required to be, prepared;

                           (v) The three most recent Internal Revenue Service
                  Forms 5500, including Schedules A, B and plan audits, filed with respect to each of the ERISA Pension Plans and ERISA Welfare Plans; and

                           (vi) A copy of the latest summary plan description
                  (within the meaning of ERISA Section 101(a)(1)) for each of the ERISA Pension Plans and ERISA Welfare Plans and each summary of material modifications (within the meaning of ERISA Section 101(b)(2)) to such plans, that has been provided to employees or filed with the Department of Labor.

                  (l) Each Controlled Group Member has timely provided or will timely provide all notices and any continuation of health benefit coverage (including, without limitation, medical and dental coverage) required to be provided to employees, former employees, or the beneficiaries or dependents of such employees or former employees, under Part 6 of Subtitle B of Title I of ERISA or, as applicable, Code Section 162(k) or 4980B (collectively, "COBRA") to the extent such notices and continuation of health benefit coverage are required to be provided by reason of the events occurring prior to or on the Closing Date or by reason of the transactions contemplated by this Agreement. For the purposes of the foregoing, Seller must treat all employees (and such employees' dependents and beneficiaries) of the Division as of the Closing Date as having incurred a "qualifying event" (within the meaning of ERISA Section 603 and, as applicable, Code Section 162(k)(3) or 4980B(f)(3)) on the Closing Date and Seller must continue the health benefit coverage required by COBRA and the provisions of this Agreement irrespective of the elimination of any medical or dental plan of Seller. Seller will upon request provide Purchaser with evidence, to the satisfaction of Purchaser, of compliance with the above provision. Seller will hold Purchaser and any entity required to be combined with Purchaser under Code Section 414 (collectively, the "Affected Parties") harmless from, and to fully indemnify such Affected Parties against, any costs, expenses, losses, damages and liabilities incurred or suffered by such Affected Parties, directly or indirectly, including, without limitation, reasonable legal fees and expenses, with respect to any failure of any Controlled Group Member to comply with the requirements of this Section or COBRA.

                  (m) With respect to each Corporation Plan, each Controlled Group Member has complied with the applicable requirements of the Age Discrimination in Employment Act of 1967, as amended. With respect to each Corporation Plan providing health or medical benefits, each Controlled Group Member has complied with the applicable requirements of the Health Maintenance Organization Act of 1973, as amended, the Social Security Act, as amended (including, without limitation, the requirements making Medicare the secondary payer under Section 1862 of such Act) and Code Section 5000. 3.27. Environmental Matters.

                  (a)      Definitions. For purposes of this Section:

                           (i) "Contaminant" means any substance or waste
                  containing hazardous substances, pollutants or contaminants as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. U.S.C. 9601 et seq., and any other substance similarly defined or identified in any other federal, state or local laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes asbestos-containing material and petroleum or petroleum-based products.

                           (ii) "Requirements of Law" means any federal, state
                  or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, public health or safety.
                           (iii) "Release" has the same meaning as in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. U.S.C. 9601 et seq.

                  (b)      Except as set forth on Schedule 3.27(b):
                           (i) Seller has not caused or allowed any Contaminant
                  to be used, manufactured, stored, placed, processed or released on or off-site of any of the Real Property listed on
                  Schedule 3.5(a), except in compliance with Requirements of Law;
                           (ii) the Real Property is in compliance with all applicable Requirements of Law;

                           (iii) neither Seller nor the Division nor the Real Property, nor any real property owned or leased by the Division (or by Seller on behalf of the Division) in the past or in which the Division or Seller has had any interest in the past, are the subject of any investigation, notice, order or agreement regarding any remedial action or the Release, threatened Release or presence of a Contaminant; and

                           (iv) Seller, the Division and the Real Property are
                  subject to no contingent liability in connection with the Release, threatened Release, or presence of any Contaminants on or off-site of the Real Property.

                  (c)      Except as set forth on Schedule 3.27(c):

                           (i) Seller and the Division have obtained all environmental, health and safety permits necessary, and made all notifications necessary, for the current use of the Subject ASsets;

                           (ii) all such permits and notifications are in good standing and Seller has made timely application for renewal of such permits where necessary;

                           (iii) Seller and the Division are in compliance with all terms and conditions of such permits and notifications; and

                           (iv) the Subject Assets are in compliance with all applicable Requirements of Law and the Subject Assets are subject to no contingent liability in connection with the Release, threatened Release or presence of any Contaminants on or off-site of the Subject Assets.

                  (d) There is not now on or in the Subject Assets, including but not limited to, the Real Property comprising the Subject Assets:

                           (i) any treatment, storage, recycling, disposal or
                  arrangement therefor, of any hazardous waste as that term is defined under 40 CFR Parts 260-261 or any state equivalent, except in compliance with Requirements of Law;
                           (ii) any underground storage tanks, in use or abandoned;
                           (iii)    any asbestos-containing material;
                           (iv) any polychlorinated biphenyls (PCBs) in any hydraulic oils, transformers, capacitors or other electrical equipment; and
                           (v) naturally occurring radioactive material in violation of Requirements of Law.

3.28.    Bank Accounts.
         Schedule 3.28 is a true and correct list of the name of each bank, savings and loan, or other financial institution in which the Division (or Seller on behalf of the Division) has an account or safe deposit box, the names of all persons authorized to draw on each account or to have access to each box, the number of signatures required to be given for a withdrawal and a description of the type of account.

         3.29. Compliance with Laws. Seller and the Division have complied in all material respects with all laws, regulations, rules and orders of any governmental department or agency or any other commission, board, agency or instrumentality, federal, state or local, or other requirements of law affecting the business and operations of the Division and are not in default under or in violation in any material respect of any provision of any federal, state or local law, regulation, rule or order.

         3.30.    [Intentionally omitted]

         3.31. Licenses and Rights. Seller and the Division possess all franchises, licenses, easements, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit them to engage in the business of the Division as presently conducted in and at all locations and places where the Division is presently operating. Such franchises, licenses, permits and other authorizations are listed on Schedule 3.31.

         3.32. Schedule of Government Reports. Schedule 3.32 is a true and correct list, and Seller has furnished to Purchaser or its counsel complete copies of all reports, if any, filed on behalf of or with respect to the Division since January 1, 2000, by Seller or the Division with the Department of Labor, Equal Employment Opportunity Commission, Federal Trade Commission, Department of Justice, Occupational Safety and Health Administration, Internal Revenue Service (other than tax returns and standard forms relating to compensation or remuneration of employees), Environmental Protection Agency, Securities and Exchange Commission or Pension Benefit Guaranty Corporation, or any similar state agency with respect to the Division.

         3.33.    Products.

                  (a) The products sold by the Division conform to and meet or exceed the standards required by all applicable laws, ordinances and regulations now in effect and, to Seller's knowledge, there is no pending legislation, ordinance or regulation which if adopted or enacted would have a material adverse effect on such products or the Division's business.
                  (b) Schedule 3.33 contains a written statement accurately describing the Division's warranties and customer service policies and any recurring warranty problems. The Division does not have any outstanding contracts or proposals that depart from the warranty and customer service policy and practice described in such Schedule. Seller will convey to Purchaser all its rights in manufacturers' warranties for products sold by the Division (which will be deemed a part of the Subject Assets) and will deliver to Purchaser copies of all such warranties in the Division's possession of Seller or the Division.
         Except as described in Schedule 3.33, no claims of customers or others based on an alleged or admitted defect of material, workmanship or design or otherwise in or in respect of any of the Division's products are presently pending or, to Seller's knowledge, threatened. 3.34. Casualty Occurrences. Schedule 3.34 is a true and correct list of occurrences during the last three (3) years of damages to persons or property in excess of One Thousand Dollars ($1,000.00) involving any defects or alleged defects in any of the Division's products or their design. All such occurrences have been adequately covered by insurance or customary retention.

         3.35. Inventory. The inventory of the Division consists only of items of a quality and quantity usable and saleable in the ordinary course of business, consistent with past practice, and does not include any item of inventory which has previously been written off by the Division. Items of below-standard quality and items not previously readily saleable in the ordinary course of business have been written down in value in accordance with generally accepted accounting principles to estimated net realizable market values. The value at which the inventory is carried on the Division's books reflects the lower of cost (on a FIFO basis) or estimated net realizable market value, and is based on quantities determined by physical count.

         3.36. Quality and Delivery Records. Seller has provided Purchaser with the quality and delivery records of the Division received from customers for the years ended October 1, 2000, September 26, 1999 and September 27, 1998 and for the ten (10) months ended July 29, 2001. All of such quality records are true and complete in all material respects.

         3.37. Material Misstatements or Omissions. No representations or warranties made by Seller in this Agreement or in any document, statement, certificate, Schedule, chart, list, letter, compilation or other document furnished or to be furnished to Purchaser or its counsel pursuant to this Agreement (collectively, the "Documents"), contain or will contain any untrue statement of a material fact, or omit or will omit to state a material fact necessary to make the statements of fact contained therein not misleading. All statements of fact made and data presented by Seller in any Document are deemed to be representations and warranties made under this Agreement by Seller. References in any Document, or in any Contract, a copy of which has been provided to Purchasers or its counsel, to any other Document or Contract as to which Seller prior to the date of this Agreement has not provided to Purchaser or its counsel a true copy or, if oral, a written summary, will not be deemed for any purposes of this Agreement to be a disclosure of any term, provision or statement of fact of, or relating to, such other Document or Contract.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
         Purchaser warrants and represents to, and agrees with, Seller as follows:

         4.1. Organization and Good Standing of Purchaser. Purchaser is a corporation duly organized, validly existing and in full force and effect under the laws of the State of Delaware, has full corporate power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it, and is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary.

         4.2. Authority of Purchaser. The execution, delivery and consummation of this Agreement by Purchaser has been (or will be by the Closing Date) authorized by the board of directors and shareholders of Purchaser in accordance with all applicable laws and the Certificate of Incorporation and By-laws of Purchaser and at the Closing Date no further action will be necessary on the part of Purchaser or its members to make this Agreement valid and binding on Purchaser and enforceable against Purchaser in accordance with its terms. No approval or consent of any person, firm or other entity or governmental body other than the board of directors of Purchaser is or was required to be obtained by Purchaser for the authorization of this Agreement or the consummation by Purchaser of the transactions contemplated in this Agreement.

         4.3. Authority of Purchaser. Purchaser has the power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not (i) violate any provisions of the Certificate of Incorporation and By-laws of Purchaser, (ii) violate any law or regulation applicable to Purchaser or (iii) violate, result in a breach of or constitute a default under any mortgage, deed of trust, indenture or other agreement or instrument to which Purchaser is a party, or any order, judgment or decree to which Purchaser is party or by which it or its assets are bound.

         4.4. Enforceability. This Agreement is the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability related to or affecting creditors' rights.

         4.5. Governmental Approval. No consent, approval, waiver, order, authorization, registration or declaration of, exemption by, or filing with, any governmental agency is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby.

         4.6. Commissions and Fees. Purchaser has utilized no finder, broker or similar source in connection with the transactions contemplated by this Agreement.

         4.7. Governmental Orders. Purchaser is not a party or subject to or bound by any law, judgment, order, writ, injunction, ruling, or decree of any jurisdiction, court or governmental body that will or is likely to affect adversely Purchaser's ability to consummate the transactions contemplated by this Agreement.

         4.8. Litigation. There is no lawsuit, arbitration, investigation, litigation or proceeding pending or, to the best of Purchaser's knowledge, threatened against or affecting the Purchaser which, if adversely determined, would have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

         4.9. Issuance of Shares. The Preferred Stock of Purchaser to be delivered pursuant to this Agreement, when so delivered, will have been validly authorized and validly issued, fully paid and nonassessable.

         4.10. Material Misstatements or Omissions. No representations or warranties made by Purchaser in this Agreement contain or will contain any untrue statement of a material fact, or omit or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

         4.11. Brokers and Finders. Purchaser has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.
                                    ARTICLE 5
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
         The obligations of Purchaser under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing
Date:

         5.1. Representations True, Schedules Complete. The representations and warranties of Seller contained in this Agreement are true, complete and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement. The Schedules attached hereto and as further amended pursuant to Section 11.7 are acceptable to Purchaser in its sole discretion.

         5.2. All Consents Obtained. All necessary approvals or consents required to be obtained by Seller or Purchaser have been obtained from all local, state and federal departments and agencies, from all other commissions, boards, agencies and from any other person or entity whose approval or consent is necessary to consummate the transactions contemplated under this Agreement including, without limitation, such consents as may be listed or required to be listed on Schedule 3.2.

         5.3.     Performance  and  Obligations.   Seller  has  duly
performed  all  obligations,   covenants  and agreements undertaken by Seller
in this  Agreement to be performed and complied with on or before the Closing
Date.

         5.4.     Receipt of Documents by Purchaser.  Purchaser has received:

                  (a) a certificate executed by the President and Secretary or Treasurer of the Seller certifying as to the fulfillment of the matters contained in Sections 5.1, 5.2, 5.3 and 5.5.

                  (b) the Initial Closing Date Balance Sheet and the EBITDA Estimate.

                  (c) a written opinion from the General Counsel of Seller dated as of the Closing Date, addressed to Purchaser (and with express rights of reliance thereon granted to Purchaser's Senior and Mezzanine Lenders), satisfactory to Purchaser and its counsel in form and substance, to the effect that:

                           (i) Seller is duly organized, validly existing and
                  is in good standing under the laws of the state of Delaware, has full power and authority to carry on the Division's business as and where now conducted, and to own or lease and operate the Division's properties at and where now owned or leased and operated by it, and is qualified to do business in every jurisdiction in which the property owned, leased or operated by the Division (or by it on behalf of the Division) or the nature of the business conducted by the Division, makes such qualification necessary;

                           (ii) Seller has full right and lawful authority to
                  convey, transfer and assign the Subject Assets to Purchaser as provided in this Agreement, and the instruments of transfer delivered by Seller to Purchaser at the Closing are sufficient to transfer to Purchaser all right, title and interest of Seller in and to the Subject Assets;

                           (iii) Seller has all requisite power to execute,
                  deliver and carry out its obligations under this Agreement and the execution, delivery and performance of this Agreement by Seller have been duly authorized by all requisite action, including, without limitation, the requisite authorization by the members of Seller;

                           (iv) This Agreement constitutes the legal, valid and
                  binding obligation of Seller, and is enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability related to or affecting creditors' rights;

                           (v) Except as set forth in this Agreement or in any
                  Schedule to this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement by Seller (a) are not in conflict with the Certificate of Formation or Operating Agreement of Seller, (b) do not (with or without notice or the passage of time or both) constitute a default under, and are not in conflict with, any Material Contract known to such counsel to which Seller is a party or to which any of its assets are subject, (c) do not violate any order, judgment or decree or any rule, regulation or law, or any other restriction known to such counsel to which Seller is a party or to which any of its assets are subject and (d) will not (with or without notice or the passage of time or both) result in the creation of any lien or any charge on or any loss of any assets of the Division or Seller or in the acceleration or termination of any loan, security interest or other agreement known to such counsel to which the Division or Seller is a party or to which any of the Division's assets are subject;

                           (vi) Except with respect to those matters as may be
                  disclosed in any Schedule to this Agreement, such counsel has no knowledge of any action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or threatened against or affecting the Division or any of the Division's assets at law or in equity, or before or by any federal, state, municipal or other governmental department or by any other commission, board, agency or instrumentality, domestic or foreign, that can reasonably be expected to have any adverse effect on the business, assets, or financial condition of the Division; and

                           (vii) Such other material matters which Purchaser or
                  its counsel reasonably requests;

         (d) certified copies of resolutions duly adopted by the board of managers and by the members of Seller approving this Agreement and the transactions contemplated under it; (e) with respect to all Real Property, ALTA preliminary commitments for title insurance, containing commitments to issue (in form and substance reasonably acceptable to Purchaser in its sole discretion) as applicable (a) fee owner's title insurance policies on ALTA Form B, 1970, (b) leasehold owner's title insurance policies on ALTA Form 1975 and (c) loan policies for the benefit of any lender supplying financing for Purchaser's acquisitions, on ALTA Loan Policy Form 1970, and Purchaser receives at Closing all such policies of title insurance in form and substance reasonably acceptable to Purchaser. Purchaser and Seller shall each pay one-half (1/2) of the cost of issuing such policies of title insurance. Each such policy of title insurance must contain the following:

                           (i) an endorsement deleting all standard printed exceptions;

                           (ii) an access endorsement, insuring, among other
                  matters, that the property subject to the policy and all entrances, exits, driveways and access roads have free access to and from a public road or highway;

                           (iii) affirmative assurance that the parcels
                  comprising the property subject to the policy are contiguous to each other without any strips, gores or other parcels of land intervening;

                           (iv) affirmative assurance of title to all easements benefiting the property subject to the policy;

                           (v) affirmative assurance of the state of facts
                  shown on the survey delivered to Purchaser pursuant to
                  Section 5.4.(f), which must be read into and form a part of each such commitment and the policies to be issued on account of such commitments;

                           (vi) any other endorsements or assurances reasonably requested by Purchaser;

                  (f) surveys of all Real Property prepared at Seller's cost by a land surveyor licensed in the state in which the property is located, showing the perimeter of the property and the location of all improvements, easements and other matters affecting the property subject to the survey. The surveys are to be in form and substance acceptable to Purchaser, are to have the seal and registration number of the surveyor affixed to the survey and must include the date on which the actual field survey was concluded. The surveys must contain a certificate, in form and substance acceptable to Purchaser, its counsel, the title company, any lender supplying financing to Purchaser and any other parties designated by Purchaser certifying that the survey is an accurate representation of the property, made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Title Association. The surveys must show which portion of the property, if any, is located within a flood plain or flood way area as designated by the United States Federal Emergency Management Agency.

                  (g) the parties shall enter into an option agreement for the ground underlying the building and other improvements to the Real Property prior to or on the Closing Date in such form and substance as acceptable to the parties; and

                  (h) the parties shall enter into a Lease for the ground underlying the building and other improvements to the Real Property prior to or on the Closing Date in such form and substance as acceptable to the parties.

         5.5. No Litigation. No suit, action, or other proceeding is threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain material damages or relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, or which is likely to materially and adversely affect the value of the business or assets of the Division.

         5.6. Employment Agreement. Each of James Elgin, Randall R. Greenlee, Joseph Miller, Donald Perkins

and Steven Zens has entered into an Employment Agreement with Purchaser on terms no less favorable than his employment arrangements with the Division at the time of the Closing.

         5.7. Delivery of Books and Records. Seller has delivered or made available to Purchaser all books and records of the Division relating to or reasonably required for the operation of the business of the Division, including, without limitation, copies of all Material Contracts, financial and accounting records, files and records relating to employees, and all related correspondence.

         5.8. Instruments of Transfer. Seller has executed and delivered to Purchaser good and sufficient instruments of transfer transferring to Purchaser title to all of the Subject Assets as required pursuant to Section 1.1. The instruments of transfer must be in form and substance reasonably satisfactory to Purchaser and its counsel, which form is usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfer. All of such instruments must contain general warranties of title and good right to convey.

         5.9. Guaranty. Uniroyal Technology Corporation, the parent corporation of Seller, has executed and delivered a guaranty in favor of Purchaser of Seller's obligations under Article 9.

         5.10. Confidentiality and Non-Compete Agreements. Seller has (i) assigned to Purchaser any and all rights of Seller and/or the Division under any confidentiality agreement covering confidential information concerning the Division's business or the Subject Assets and under any non-compete or similar agreement in favor of Seller restricting activities competitive with those of the Division's business, (ii) provided Purchaser with a list of such agreements, and (iii) delivered copies of such agreements of Purchaser.

         5.11. Absence of Changes. There has been no material adverse change in the business (financial or otherwise), assets, liabilities, results of operations or prospects of the Division since the date of this Agreement.

         5.12. Purchaser's Review. Purchaser and its representatives have conducted a review, inspection or investigation of the business, assets, books and records of the Division and have not discovered any facts or circumstances which, in Purchaser's sole discretion, fail to support the representations and warranties of Seller set forth herein or could have a material adverse effect on the purchase and sale of the Subject Assets or the operations or financial condition of the Division and have not been corrected by Seller after reasonable notice of the same by Purchaser to Seller.

         5.13. Phase I Audit. Purchaser has obtained a Phase I environmental audit ("Phase I Audit") of the Division's facilities and operations and, if the Phase I Audit so recommends, Seller has obtained a Phase II environmental audit of the Division's facilities and operations ("Phase II Audit"), and has found the results of such audit(s) to be satisfactory to Purchaser and Purchaser's lenders, in their sole discretion.

         5.14. Financial Statements. Purchaser has received unaudited financial statements of the Division for the fiscal year ended October 1, 2000 and for the ten (10) months ended July 29, 2001.

         5.15. Firestone Extension. Seller has received a fully executed extension of the terms of its Memorandum of Understanding and Confidentiality Agreement dated February 23, 1995 with Firestone Building Products Company, as heretofore amended, for a period which expires no earlier than December 31, 2005, on terms reasonably satisfactory to Purchaser.

         5.16. Financing. Purchaser has received financing for its acquisition of the Subject Assets on terms satisfactory to Purchaser, in its sole discretion.

         5.17. Computer Support Agreement. Purchaser and Seller have entered into a computer support agreement (the "Computer Support Agreement") which provides, among other things, that Seller shall perform certain MIS and accounting services to Purchaser for a period of up to two (2) years.

                                    ARTICLE 6
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing
Date:

         6.1. Representations True. The representations and warranties of Purchaser contained in this Agreement are true, complete and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement.

         6.2. All Consents Obtained. All necessary approvals or consents required to be obtained by Seller have been obtained from all local, state and federal departments and agencies, from all other commissions, boards, agencies and from any other person or entity whose approval or consent is necessary to consummate the transactions contemplated by this Agreement.

         6.3. Performance of Obligations. Purchaser has duly performed all obligations, covenants and agreements undertaken by Purchaser in this Agreement to be performed or complied with on or before the Closing Date.

         6.4.     Receipt of Documents by Seller.  Seller has received:

                  (a) the purchase price (i.e., cash and certificate(s) for shares of the Preferred Stock) for the Subject Assets as provided in Section 2.1;

                  (b) a certificate executed by the President and Secretary or Treasurer of Purchaser certifying as to the fulfillment of the matters contained in Sections 6.1, 6.2, 6.3 and 6.5 of this Article;

                  (c) a written opinion from counsel for Purchaser, dated as of the Closing Date, addressed to Seller satisfactory to Seller and its counsel in form and substance, to the effect that:

                           (i) Purchaser is duly incorporated, validly existing
                  and is in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as and where now conducted, and to own or lease and operate its properties at and where now owned or leased and operated by it;

                           (ii) Purchaser has all corporate power to execute,
                  deliver and carry out its obligations under this Agreement and the execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all requisite corporate action;

                           (iii) The execution and delivery of this Agreement
                  and the consummation of the transactions contemplated under this Agreement by Purchaser (a) are not in conflict with the Certificate of Incorporation and the By-laws of Purchaser, (b) do not (with or without notice or the passage of time or both) constitute default under, and are not in conflict with, any agreement known to such counsel to which Purchaser is a party or to which any of its assets are subject, and (c) do not violate any order, judgment or decree or any rule, regulation or law, or any other restriction known to such counsel to which Purchaser is a party;

                           (iv) This Agreement constitutes the legal, valid, and binding obligation of Purchaser, and is enforceable against Purchaser in accordance with its terms; and

                           (v) The Preferred Stock of Purchaser to be delivered
                  pursuant to this Agreement, when so delivered, will have been validly authorized and validly issued, fully paid and nonassessable.
                  (d) certified copies of resolutions duly adopted by the Board of Directors of Purchaser approving this Agreement and the transactions contemplated under it.

         6.5. No Litigation. No suit, action, or other proceeding is threatened or pending before any court or governmental agency in which it will be or it is sought to obtain material damages from Seller in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 7
                                     CLOSING
         The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Benesch, Friedlander, Coplan & Aronoff, LLP, 200 Public Square, 2300 BP Building, Cleveland, Ohio 44114 on September 17, 2001 at 10:00 A.M. Eastern Time or such other date mutually agreeable to the parties (the "Closing Date"). If the Closing has not taken place by such date by reason of failure of fulfillment of any condition or conditions contained in this Agreement, then the non-breaching party may, by written notice to the other party, extend the Closing Date for a period of fifteen (15) days to permit fulfillment of such condition or conditions. Unless the parties otherwise agree in writing, if the Closing has not occurred by October 31, 2001, then this Agreement will be deemed to have been terminated < and abandoned, subject to the legal rights and remedies of either party arising out of the other party's breach of any of the provisions of this Agreement. The parties will in good faith use all reasonable efforts to achieve the Closing. All prorations will be made as of 12:01 a.m. Eastern Time on the Closing Date.

                                    ARTICLE 8
                            TERMINATION OF AGREEMENT
         8.1      Termination.

                  (a)      This  Agreement  and  the  transactions
         contemplated   under  it may be  terminated  and abandoned at any
         time prior to the  Closing Date:
                           (i) by mutual consent in writing of Purchaser and Seller;

                           (ii) by Purchaser or Seller if, in the case of
                  Purchaser, there has been a material misrepresentation or breach of warranty in the representations and warranties of Seller made under this Agreement or if, in the case of Seller, there has been a material misrepresentation or breach of warranty in the representations and warranties of Purchaser made under this Agreement, provided that, in each instance, the party alleged to have made such misrepresentation or breach has not corrected such misrepresentation or breach promptly after notice from the other party;

                           (iii)    by  Purchaser  if all or a material
                  portion of the Subject Assets have been materially damaged or destroyed before the Closing;

                           (iv) by Purchaser if any of the Real Property has
                  been taken, or is in the process of being taken, in whole or in part, by eminent domain or by conveyance in lieu of eminent domain;

                           (v) by Purchaser, if any of the conditions
                  contained in Article 5, or by Seller, if any of the conditions contained in Article 6, respectively, have not been fulfilled in all material respects on the Closing Date.

         Any termination pursuant to this Article 8 will not affect the obligations of the parties under Article 12 or Section 16.2, and will be without prejudice to the terminating party's legal rights and remedies by reason of any breach of this Agreement occurring prior to such termination.

                  (b) Notwithstanding anything in this Agreement to the contrary, if, on the Closing Date, Purchaser (i) has complied with all of the conditions to Closing contained in Article 6, (ii) has notified Seller of its intention to consummate the transactions contemplated under this Agreement, and (iii) is ready and able to pay Seller the Purchase Price and furnishes evidence to that effect to Seller, and if the Closing does not then occur due to the refusal of Seller to consummate the transactions contemplated under this Agreement, Purchaser will be entitled to specifically enforce the terms of this Agreement in a court of competent jurisdiction, it being acknowledged that monetary damages due Purchaser in such case cannot be adequately determined at law.

                  (c) Notwithstanding anything in this Agreement to the contrary, if Seller breaches Section 10.1(i) of this Agreement and Seller terminates this Agreement pursuant to the provisions of Section 8.1(a)(ii) or (v) and, within twelve (12) months of such termination, Seller sells the assets and/or business of the Division in whole or in part, whether through direct purchase, merger, consolidation or other business combination (other than sales in the ordinary course), Seller shall pay Purchaser the sum of Three Hundred Thousand Dollars ($300,000.00) not as a penalty but as liquidated damages.

                                    ARTICLE 9
                           SURVIVAL OF REPRESENTATIONS
                    AND WARRANTIES; INDEMNIFICATION; DISPUTES

         9.1. Survival of Representations and Warranties. Notwithstanding the Closing of the transactions contemplated under this Agreement, or any investigation made by or on behalf of Seller or Purchaser, the representations and warranties of Seller and Purchaser contained in this Agreement or in any certificate, Schedule, chart, list, letter, compilation or other document furnished or to be furnished pursuant to this Agreement, will survive the Closing for a period of three (3) years; provided, however, that the representations and warranties of Seller contained in Sections 3.12 and 3.26 will survive the Closing for the applicable statute of limitations plus 60 days and Section 3.27 will survive the Closing for ten (10) years. However, as to any breach of, or misstatement in, any such representation or warranty as to which Purchaser has given notice to Seller on or prior to the expiration of the applicable period, as above set forth, the same will continue to survive beyond said period, but only as to the matters contained in such notice.

         9.2. Seller's Indemnification. (a) Seller will indemnify and save harmless Purchaser and its subsidiaries, shareholders, directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses) resulting from or attributable to (i) the breach of, or misstatement in, any one or more of the representations or warranties of Seller made in or pursuant to this Agreement, (ii) any claims, suits, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of, or misstatement in, any one or more of the representations or warranties of Seller made in or pursuant to this Agreement, (iii) Seller's treatment, transport, recycling, storage or disposal, or any arrangement for any of same, done or made prior to the Closing, of any Contaminant generated and transported off-site from any facility owned or operated by the Division (or by Seller on behalf of the Division) or any of its predecessors, (iv) Seller's failure to discharge any of the Retained Liabilities, (v) Seller's noncompliance with any provision of law regarding bulk transfers or similar laws or any liability of Purchaser attributable to its failure to withhold a portion of the Purchase Price pursuant to any applicable law.

         9.3. Purchaser's Indemnification. Purchaser covenants and agrees to indemnify and save harmless Seller from any and all costs, expenses, losses, damages and liabilities incurred or suffered by Seller (including reasonable legal fees and costs) resulting from or attributable to (i) the breach of, or misstatement in, any one or more of the representations or warranties of Purchaser made in or pursuant to this Agreement, or (ii) purchaser's failure to discharge any of the Assumed Liabilities, provided however, any and all recourse in respect of and indemnification, if any, in respect of the purchase and sale of the Preferred Stock shall be as provided for in the documents of conveyance related thereto.

         9.4. Indemnification Limitations. A party entitled to indemnification hereunder (an "Indemnified Party") shall not be entitled to indemnification under this Article 9 unless the aggregate of the indemnification obligations of the other party hereto (the "Indemnifying Party") to the Indemnified party pursuant to this Article 9 exceeds $100,000.00 ("Basket"); and, in such event, the Indemnified Party shall be entitled to indemnification in full for all indemnification claims made hereunder which exceed $100,000.00; provided, however, that the Basket shall not apply to the failure of Seller to discharge any of the Retained Liabilities. In no event shall the maximum aggregate indemnification payable to Purchaser under this Article 9 exceed (a) $25,500,000.00 for a breach of, or misstatement in, any one or more of the representations and warranties of Seller made in Sections 3.12, 3.26 or 3.27 of this Agreement, and (b) $12,750,000.00 for a breach of, or misstatement in, any other representations or warranties of Seller in this Agreement.

         9.5. Defense of Claim. In case an Indemnified Party has received actual notice of any claim asserted or any action or administrative or other proceeding commenced in respect of which claim, action or proceeding indemnity properly may be sought against the Indemnifying Party, the Indemnified Party will give notice in writing to the Indemnifying Party. Within ten (10) days after the earlier of (i) receipt of such notice or (ii) receipt of actual notice by the Indemnifying Party from sources other than the Indemnified Party, the Indemnifying Party may give the Indemnified Party written notice of its election to conduct the defense of such claim, action or proceeding at its own expense. If the Indemnifying Party has given the Indemnified Party such notice of election to conduct the defense, the Indemnifying Party may conduct the defense at its expense, but the Indemnified Party will nevertheless have the right to participate in the defense, but such participation will be solely at the expense of the Indemnified Party, without a right of further reimbursement. If the Indemnifying Party has not so notified the Indemnified Party in writing (within the time above provided) of its election to conduct the defense of such claim, action or proceeding, the Indemnified Party may (but need not) conduct (at the Indemnifying Party's expense) the defense of such claim, action or proceeding. The Indemnified Party may at any time notify the Indemnifying Party of the Indemnified Party's intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which the Indemnifying Party has not previously elected to conduct) and may make such settlement, compromise or satisfaction (at the Indemnifying Party's expense) unless the Indemnifying Party notifies the Indemnified Party in writing (within ten (10) days after receipt of such notice of intention to settle, compromise or satisfy) of its election to assume (at its sole expense) the defense of any such claim, action or proceeding and promptly take appropriate action to implement such defense. Any settlement, compromise or satisfaction made by the Indemnified Party, or any such final judgment or decree entered in, any claim, action or proceeding defended only by the Indemnified Party, regardless of the amount or terms, will be deemed to have been consented to by, and will be binding on, the Indemnifying Party as fully as though it alone had assumed the defense and a final judgment or decree had been entered in such proceeding or action by a court of competent jurisdiction in the amount of such settlement, compromise, satisfaction, judgment or decree. If the Indemnifying Party has elected under this Section 9.5 to conduct the defense of any claim, action or proceeding, then the Indemnifying Party will be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding. If the Indemnifying Party elects to settle, compromise or satisfy any claim, action or proceeding defended by it, the cost of any such settlement, compromise or satisfaction will be borne entirely by the Indemnifying Party and may be made only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, delayed or conditioned. The Indemnified Party and the Indemnifying Party will use all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this Section 9.5.

         9.6.     Resolution of Disputes.

                  (a) General. Except in the event of any litigation or proceeding commenced by any third party against Purchaser or Seller in which the other party is an indispensable party or potential third party defendant, or in the event of a dispute as to which exclusive jurisdiction is vested in a particular court by applicable law, disputes arising under or in connection with this Agreement will be resolved in accordance with this Section 9.6.

                  (b) Resolution by Negotiation. In the event of any dispute or disagreement between the parties either with respect to the interpretation of any provision of this Agreement or with respect to the performance by Seller or Purchaser, then upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of endeavoring to resolve such dispute. The designated officers will meet at a mutually agreeable location as often as the parties reasonably deem necessary in order to gather and furnish to the other all information that the parties believe to be appropriate and germane in connection with the resolution of the matter in issue. The officers will discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. During the course of such negotiation, all reasonable requests made by one party to the other for information will be honored in order that each of the parties may be fully advised. The specific format for such discussions will be left to the discretion of the designated officers, but may include the preparation of agreed upon statements of fact or of positions furnished to the other party. All oral and written communications between the parties and issued or prepared in connection with this Subsection (b) will be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and will be exempt from discovery and production, and will not be admissible in evidence (whether as an admission or otherwise) in any proceedings for the resolution of the dispute. Except as provided in Subsection (c) below, no formal proceedings for the arbitration of such dispute will be commenced until either of the designated officers concludes in good faith that continued negotiation of the matter in ually acceptable resolution.

                (c) Full Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement which is not resolvable pursuant to Subsection (b) will be settled by arbitration held in Cleveland, Ohio in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect except as specifically provided below.

                           (i) If the matter in controversy appears, at the
                  time of the demand, to exceed Five Hundred Thousand Dollars ($500,000.00) then the panel to be appointed will consist of three (3) neutral arbitrators (collectively, the "arbitrator"); if not in excess of such amount, it will consist of one (1) neutral arbitrator.

                           (ii) The arbitrator will allow such discovery as the
                  arbitrator determines appropriate under the circumstances and will resolve the dispute as expeditiously as practicable. If reasonably practicable, the arbitrator will resolve the dispute and give the parties written notice of the arbitrator's decision, with the arbitrator's reasons set out in full, within one hundred twenty (120) days after the selection of the arbitrator and will have thirty (30) additional days to reconsider and modify the decision if either party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator shall be final, binding and nonappealable.

                           (iii) The arbitrator will have authority to award
                  relief under legal or equitable principles, including interim or preliminary relief but excluding punitive or consequential damages, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys' fees and expenses in such manner as is determined to be appropriate by the arbitrator.

                           (iv) Judgment upon the award rendered by the arbitrator may be entered in any court having in personam and subject matter jurisdiction. Each party will submit to the in personam jurisdiction of the federal and state courts in the county which the prevailing party is located, for the purpose of confirming and entering judgment on any such award.

                  (d) Continued Performance. The fact that the dispute resolution procedures specified in this Section 9.6 have been or may be invoked will not excuse either party from performing its obligations under this Agreement. During the resolution of any such dispute both parties will continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to either of them under this Agreement.

                                   ARTICLE 10
                          CONDUCT PRIOR TO CLOSING DATE

         10.1. Continuation of Business. Until the Closing Date, Seller will continue to conduct the Division's business in the ordinary and usual course consistent with past practice, and, without limiting the generality of this undertaking, Seller will not do or suffer to be done any of the following with respect to the Division and the Division's business, outside the ordinary and usual course, without the prior written consent of Purchaser, which consent will not be unreasonably withheld, delayed or conditioned:

                  (a) Dispose or contract to dispose of, or acquire or contract to acquire, any Real Property or other assets, or any interest in any Real Property or other capital assets;
                  (b)      Borrow any money;
                  (c)      Enter into any lease;
                  (d)      Encumber any assets;
                  (e) Enter into any contract, commitment or arrangement of the type required by Section 3.18 above to be listed on Schedule 3.18;
                  (f)      Increase  the  rate  or  amount  of   compensation
         or the amount or type of other remuneration to any of the Division's employees, agents or other representatives, or agree to do so;
                  (g) Make any new commitments or agree to make commitments for capital improvements or significantly alter standing commitments for capital improvements in an amount which exceeds, singly or in the aggregate, Fifty Thousand Dollars ($50,000.00);
                  (h) Make any single expenditure or agree to make any ingle expenditure, or series of expenditures in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate;

              (i) Negotiate with anyone other than Purchaser for, or participate with anyone other than Purchaser in, the acquisition of all or any part of the Subject Assets; or

                  (j)      Make any material change in accounting methods.

         10.2. Preservation of Business. Seller will use commercially reasonable efforts to (i) preserve intact the Division's present business organization and personnel, (ii) preserve the Division's business, actual and potential, and the Division's advantageous relationships with all persons having business dealings with it, and (iii) preserve and maintain in force all the Division's licenses, certificates, leases, contracts, permits, registrations, franchises, confidential information, patents, trademarks, trade names, service marks and copyrights, and applications for any of the same, and other similar rights. Seller will maintain in force or renew on similar terms all property, casualty, crime, life, directors, officers and other forms of insurance and bonds which it presently carries on behalf of the Division through the Closing Date and the giving of full possession to Purchaser of all of the Subject Assets.

         10.3. Consents and Approvals. Seller will use all reasonable efforts to obtain all necessary consents and approvals of all persons, firms, entities and governmental authorities to the consummation of the transactions contemplated by this Agreement.

         10.4 Notice of Dissatisfaction. Purchaser will give Seller prompt written notice of any facts that might give Purchaser a right to terminate this Agreement with reference to the provisions of Article 5 of this Agreement, including, without limitation, Section 5.12 and will give Seller a reasonable opportunity to correct any such situation.

                                   ARTICLE 11
                            POST-CLOSING OBLIGATIONS.

         11.1. Payment of Liabilities. Seller shall pay or perform when due all obligations and liabilities of the Division arising or accrued prior to the Closing Date, except as expressly assumed by Purchaser under Section 1.3(b) above. Purchaser shall pay or perform when due or otherwise discharge all Assumed Liabilities and all obligations and liabilities arising after the Closing with respect to the assets, other than the Retained Liabilities and other than liabilities to the extent not assumed by Purchaser pursuant to
Section 1.3(c) hereof.

         11.2. Trademarks and Trade Names. Purchaser understands and agrees that it shall not, from and after the Closing Date, use any trademark, service mark or trade name owned by or licensed to Seller or with respect to which Seller possesses any rights, including, without limitation, "Uniroyal" (collectively, "Seller's Marks"), except the proprietary rights assigned to Purchaser hereunder and except that it may, for a period of 180 days after the Closing Date and without any payment therefor to Seller, use the Division's remaining inventory of packaging materials, literature, catalogs, forms, stationery, brochures and similar materials (collectively "Supplies") which contain any of Seller's Marks, provided (i) such Supplies are used only in connection with the sale of the Division's products, (ii) Seller will use its best efforts to mark Supplies conspicuously with the tradename used by Seller for the business of the Division and (iii) provided further that all products sold in connection with the use of such Supplies shall be of a quality at least equal to that of similar products produced by Seller prior to the Closing Date. Purchaser shall remove all traces of Seller's Marks from any of the Assets to which any such Seller's Marks has been affixed and from any label, placard, sign, sales literature or other printed material that may be used on or in connection with the Assets as promptly as possible following the Closing and in any event not more than 180 days after the Closing Date. Purchaser agrees to indemnify and hold Seller harmless from and against any loss, damage, claim, cost, liability or expense incurred by Seller as a result or by virtue of Purchaser's use of any of Seller's Marks in violation of this Section 11.2.
 Purchaser agrees that, in the event of any material breach by Purchaser of any of its obligations under this Section 11.2(i) Seller shall be irreparably injured in the event of such breach; (ii) monetary damages might not be an adequate remedy for such breach; and (iii) Seller shall be entitled to seek injunctive relief, in addition to any other remedy which it may have hereunder.

         11.3. Further Assurance and Assistance. After the Closing Date, Seller shall, from time to time, upon the reasonable request of Purchaser, execute, acknowledge and deliver in proper form any instrument of conveyance or further assurance necessary or reasonably desirable to perfect in Purchaser, or its nominees, successors or assigns, as the case may be, title to the Subject Assets. After the Closing Date, Purchaser shall, from time to time, upon the reasonable request of Seller and without further consideration therefor, execute, acknowledge and deliver in proper form any instrument of assumption and assignment necessary or reasonably desirable to create in purchaser the obligation to assume, pay, perform or discharge the Assumed Liabilities.

         11.4. Litigation Support. In the event and for so long as either Purchaser or Seller actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or
(ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Division, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article 9 above). Buyer and Seller each agree to maintain all applicable books and records relating to the Division or copies thereof until the expiration of all applicable statutes of limitations.

         11.5. Amounts Received. Seller agrees that any and all funds or items of value received or collected by it after the Closing Date which under the terms of this Agreement are the property of Purchaser (including the proceeds of Accounts Receivable constituting a portion of the Subject Assets) shall be promptly (and in no event later than ten (10) business days after receipt thereof) remitted to Purchaser or its designees, and Purchaser agrees that any and all funds or items of value received or collected by it after the Closing Date which under the terms of this Agreement are the Property of Seller shall be promptly (and in no event later than ten (10) business days) remitted to Seller or its designees.

         11.6. Confidentiality. If the transactions contemplated by this Agreement are not consummated, Purchaser's obligations under those certain Confidentiality Agreements, dated August 24, 2001, between Purchaser and Seller, dated April 11, 2001, among Uniroyal Technology Corporation, Seller and Quinn Industries, and dated June 15, 2001, among Seller and Edgewater Advisors,
 LLC shall continue in accordance with the terms thereof.

         11.7. Supplementing Schedules. Seller agrees that, with respect to its representations and warranties made in this Agreement, it will have a continuing obligation promptly to supplement or amend its representations and warranties contained herein (including the Schedules hereto) with respect to any matter hereinafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in this Agreement. Notwithstanding the continuing obligation to supplement the Schedules, no such amendment, change or supplement to these Schedules after the date hereof shall serve to alter the representations and warranties made with respect to the subject matter thereof or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant without the consent of Purchaser.

                                   ARTICLE 12
                    ASSIGNMENT, THIRD PARTIES, BINDING EFFECT

         The rights under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained, which assignment shall not be unreasonably withheld, delayed or conditioned, and any attempted assignment or delegation without such consent will be null and void, provided however, Purchaser shall have the right to assign its rights under this Agreement for the benefit of its lenders. Nothing contained in this Agreement is intended to convey upon any person or entity, other than the parties and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding on and will inure to the benefit of Purchaser and Seller, respectively, and their respective successors and permitted assigns.

                                   ARTICLE 13
                                    EXPENSES
         Purchaser and Seller will bear their own respective expenses, including, without limitation, counsel and accountants' fees, in connection with the preparation and negotiation of, and transactions contemplated under, this Agreement; provided, however, that if, as a result of the items referred to in Sections 5.12, 5.13 and 5.15 respectively, Purchaser is made aware of Material Facts (as hereinafter defined) inconsistent with those represented by Seller in Article 3 herein, which permit termination of this Agreement by Purchaser and Seller pursuant to Article 8 herein and Seller and Purchaser are unable to agree on a revised Purchase Price, Seller will indemnify Purchaser for costs incurred by Purchaser in connection with the transactions contemplated by this Agreement in an amount which shall not exceed Two Hundred
 Fifty Thousand Dollars ($250,000.00). For purposes of this Agreement, "Material Facts" shall be defined as items affecting revenues, expenses, earnings, assets or liabilities that, in the aggregate, (i) negatively affect EBITDA of the Division by an amount in excess of Two Hundred Thousand Dollars
 ($200,000.00); or (ii) negatively affect long-term assets of the Division by an amount in excess of Six Hundred Thousand Dollars ($600,000.00).

                                   ARTICLE 14
                                     NOTICES

         All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back or e-mail transmission with a confirmation of receipt, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

                  To Purchaser:      SAS Acquisition, LLC

                                     c/o Edgewater Capital Partners
                                     100 North Main Street
                                     Suite 235
                                     Chagrin Falls, Ohio  44022
                                     Facsimile No.: (440) 893-9060
                                     Email: cchildres@edgewatercapital.com

                                         Attention: Christopher F. Childres

                  With a copy to:    Frederick A. Quinn
                                     22 Gunnison Road
                                     Boxford, Massachusetts 01921
                                     Facsimile No.: (603) 474-7122
                                     Email: Faqboxford@aol.com

                                     Benesch, Friedlander, Coplan & Aronoff LLP
                                     2300 BP Tower
                                     200 Public Square
                                     Cleveland, Ohio 44114
                                     Facsimile No.: (216) 363-4588
                                Attention: James M. Hill and Joseph G. Tegreene

                  To Seller:         George J. Zulanas, Jr.
                            Executive Vice President and Chief
                                     Financial Officer
                                     Uniroyal Engineered Products, LLC.
                                     2 North Tamiami Trail, Suit 900
                                     Sarasota, Florida  34236
                                     Facsimile No.: (941) 361-2218
                                     Email: george.zulanas@uniroyaltech.com

                  With a copy to:    Oliver J. Janney, Esq.
                                     General Counsel
                                     Uniroyal Technology Corporation
                                     2 North Tamiami Trail, Suite 900
                                     Sarasota, Florida  34236
                                     Facsimile No.: (941) 361-2214
                                     Email: oliver.janney@uniroyaltech.com


                                   ARTICLE 15
                             REMEDIES NOT EXCLUSIVE
No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every remedy given under this Agreement or now or subsequently existing, at law or in equity, by statute or otherwise. The election of any one or more remedies by Purchaser or Seller will not constitute a waiver of the right to pursue other available remedies. Notwithstanding the foregoing, the resolution of disputes as provided in
Section 9.6 will be the exclusive manner in which such disputes are to be resolved, subject to (a) the applicable provisions of the laws of the State of Ohio relating to arbitration and (b) Sections 8.1(b), 11.2 and 16.1(b) of this Agreement.

                                   ARTICLE 16
                                 NON-COMPETITION

         16.1.    Non-Competition Agreement.

                  (a) For a period of five (5) years from and after the Closing Date, but as to clauses (iv) and (v) at any time after the Closing Date, Seller will not, directly or indirectly:

                           (i) engage in, carry on, have any interest, consult
                  with or assist in a business substantially similar to the business as carried on by the Division on the Closing Date and being acquired by Purchaser (the "Division Business"),

                           (ii) enter into, engage in, or be employed by or consult with any business in, competition with Purchaser on matters substantially similar to the Division Business,

                           (iii) employ, assist in employing or otherwise
                  associate in any business similar to the Division Business with any present, former or future employee of Purchaser or any of its Subsidiaries now or subsequently existing until a period of at least two (2) years has expired since such employee was employed by Purchaser or any Subsidiary,

                           (iv) induce or assist others with inducing any
                  person who is a present or future employee, officer, agent, affiliate or customer of Purchaser or any of its Subsidiaries now or subsequently existing to terminate the relationship, and

                           (v) induce or assist others to induce any customer
                  of the Division to refuse to do business with Purchaser on as favorable terms as previously done with the Business, or induce or assist others to induce any customer of the Division to do business with a competitor of Purchaser.

         The prohibitions in clauses (i) and (ii) will apply only to the United States of America. Seller acknowledges that the length of time and geographic restriction pertaining to all prohibitions in this non-competition covenant both are reasonable and necessary for the legitimate protection of Purchaser's business and interests. Nothing in this Article 16 will prevent Seller from (A) holding not more than five percent (5%) of the shares in any company whose shares are quoted on any stock exchange or the Nasdaq National Market even though such company carries on activities which would violate one or more of the foregoing provisions if carried on by Seller or (B) from temporarily owning a business engaged in the foregoing activities which is part of an entity acquired by Seller provided that the business portion of the entity engaged in such activities constitutes not more than ten percent (10%) of the assets or revenues of such entity.

                  (b) Seller expressly agrees and understands that the remedy at law for any breach by Seller of this Article 16 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Seller's violation of this
         Article 16, Purchaser will be entitled, among other remedies, to immediate injunctive relief and may seek a temporary restraining order restraining any threatened or further breach. Nothing in this subsection (b) or in Section 9.6 or Article 15 will be deemed to limit Purchaser's remedies at law or in equity for any breach by Seller of any of the provisions of this Agreement which may be pursued or availed of by Purchaser.

                  (c) In the event any court of competent jurisdiction or arbitrator determines that the specified time period or geographical area set forth in this Section 16.1 is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court or arbitrator, or by Purchaser and Seller, to be reasonable, non-arbitrary and not against public policy may be enforced.

                  (d) In the event Seller violates any legally enforceable provision of this Section 16.1 as to which there is a specific time period during which Seller is prohibited from taking certain actions or engaging in certain activities, then, in such event the violation will toll the running of the time period from the date of the violation until the violation ceases.

         16.2. Disclosure of Confidential Information. Except as may be required by law or necessary in connection with any dealings with any public agency or authority, from and after the Closing Date, Seller will not disclose, disseminate, divulge, discuss, copy or otherwise use or suffer to be used, in competition with, or harmful to the interests of, Purchaser, any customer lists, trade secrets, know-how, and other similar proprietary information included with the Subject Assets.

                                   ARTICLE 17
                                  MISCELLANEOUS

         17.1. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

         17.2. Captions and Section Headings. Captions and section headings are for convenience only, are not a part of this Agreement and may not be used in construing it.

         17.3. Possession of Subject Assets. Possession of the Subject Assets will be given to Purchaser on the Closing Date. Purchaser will not acquire any title to the Subject Assets until possession has been given to it in accordance with this Section 17.3 and, accordingly, all risk and loss with respect to the Subject Assets will be borne by Seller until possession has been given to Purchaser. For purposes of this Section 17.3, possession will be deemed to have been given to Purchaser when Seller delivers or causes to be delivered to Purchaser good and sufficient instruments of transfer and conveyance as provided in this Agreement.

         17.4. Waivers. Any failure by any of the parties to comply with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

         17.5. Right of Inspection. From and after the date of this Agreement to the Closing Date, Seller will give to Purchaser and its counsel, accountants and other representatives, full access during normal business hours to the Division's offices, properties, agreements, records and affairs, and will furnish copies of all Contracts and other instruments as Purchaser or its counsel may reasonably request. Such investigation will not affect the warranties and representations of Seller under this Agreement. All such information will be treated confidentially and will be used only for the purposes of Purchaser's due diligence review in connection with the transactions contemplated by this Agreement. If the transactions contemplated under this Agreement do not take place, all documents and other property of Seller will be returned and all disclosures and information given to Purchaser as contemplated under this Agreement will be treated as confidential and not disclosed to others unless disclosed publicly by Seller or other third parties without fault on the part of Purchaser, or unless otherwise required by law.

         17.6. Amendments, Supplements or Modifications. Each of the parties agrees to cooperate in the effectuation of the transactions contemplated under this Agreement and to execute any and all additional documents to take such additional action as is reasonably necessary or appropriate for such purposes.

         17.7. Entire Agreement. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement between the parties. There are no oral agreements, representations, warranties, undertakings or agreements between the parties that are not incorporated in this Agreement, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

         17.8. Governing Laws. This Agreement is to be governed by and construed in accordance with the internal laws of the State of Ohio.

         17.9. Knowledge. All references to "knowledge" or "best knowledge" of a party means the actual knowledge of a party after reasonable investigation and due diligence. Failure to so investigate or exercise due diligence may result in the imputation of knowledge to a party if the circumstances, in the opinion of a trier of the facts, so warrants. Actual knowledge of any officer, director or department head of a party will be imputed to, and deemed to be actual knowledge of, that party.

         17.10. Press Releases. Prior to the Closing, neither party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated under this Agreement without the prior consent of the other party first obtained; which consent will not be unreasonably withheld or delayed; provided, however, that nothing in this Agreement will prohibit either party from issuing or causing publication of any press release or public announcement to the extent that such party determines, on advice on counsel, that such action is required by law, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

         17.11.   Bulk Sales Waiver; Indemnification.

         Purchaser hereby waives compliance by Seller with the provisions of bulk sales and similar laws applicable to this transaction, if any; provided, however, that any loss, Liability, obligation, expense or cost suffered by Purchaser as a result of the failure by Seller to comply therewith shall be borne by Seller and that Seller shall indemnify and hold Purchaser harmless therefrom, notwithstanding any other provision of this Agreement to the contrary.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                              SAS ACQUISITION, INC.

                         By: /s/ Christopher F. Childres
                 -----------------------------------------------
                       Christopher F. Childres, President


                                   "PURCHASER"


                        UNIROYAL ENGINEERED PRODUCTS, LLC


                             By: /s/ Howard R. Curd
                              --------------------
                            Howard R. Curd, Chairman


                                    "SELLER"

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         This First Amendment to Asset Purchase Agreement (this "First Amendment") is made this 15th day of October, 2001 by and between Royal Adhesives and Sealants, Inc. (f/k/a SAS Acquisition, Inc.), a Delaware corporation ("Purchaser"), and Uniroyal Engineered Products, LLC, a Delaware limited liability company ("Seller").

                                 R E C I T A L S


1. Purchaser and Seller are parties to an Asset Purchase Agreement dated August 24, 2001 (the "Agreement") which provides for the purchase by Purchaser of substantially all of the business, assets and goodwill of the Specialty Adhesives & Sealants Division of Seller.

2. Purchaser and Seller desire to amend the Agreement by modifying certain provisions thereof.

3. Each term used herein shall be defined in accordance with the Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Purchaser and Seller agree as follows:

         Section 2.1 is amended and restated in its entirety as follows:

                  2.1 Payment by Purchaser. At the Closing, Purchaser will pay to Seller a purchase price of up to Twenty-One Million Nine Hundred Twenty Thousand Dollars ($21,920,000.00) (the "Purchase Price") for the Subject Assets (and the goodwill included therein) and for the covenant not to compete set forth in Section 16.1 below, adjusted as provided in Sections 2.2 and 2.3 below, and payable as follows:

(a) Fourteen Million Nine Hundred Twenty Thousand Dollars ($14,920,000.00) by, at Seller's option, certified or bank check in immediately available funds or wire transfer to one or more accounts designated by Seller;

(b) Three Million Five Hundred Thousand Dollars ($3,500,000.00) by way of two Subordinated Notes in the principal amounts of $2,500,000.00 and $1,000,000.00, in the form of Exhibits A-1 and A-2, respectively, to this Agreement (the "Subordinated Notes"), along with Warrants to purchase five percent (5%) of the issued and outstanding common stock of Purchaser, calculated as of the Closing Date in the form of Exhibit B to this Agreement (the "Warrants");

(c) One Million Five Hundred Thousand Dollars ($1,500,000.00) by way of Purchase's issuance to Seller of that number of shares of Purchaser's 12% Preferred Stock which will have a value on the Closing Date of One Million Five Hundred Thousand Dollars ($1,500,000.00); and

(d) Up to Two Million Dollars ($2,000,000.00) by way of the contingent payments provided for in Section 2.3 below.

         Section 2.2 is amended and restated in its entirety as follows:

                  2.2 Purchase Price Adjustment. The cash portion of the Purchase Price to be paid at the Closing pursuant to Section 2.1(a) (the "Cash Purchase Price") will be adjusted in respect of the Division's Working Capital and "EBITDA" as follows:

                           Initial Adjusted Cash Purchase Price. Seller will
                  provide Purchaser at the Closing with (i) an estimated closing balance sheet (the "Initial Closing Balance Sheet") as of the Closing Date and (ii) Seller's estimate of "EBITDA" of the Division for the twelve (12) month period ending on September 30, 2001 (the "Trailing EBITDA"), adjusted only to remove a 3.5% corporate overhead charge (the "EBITDA Estimate"). "EBITDA" means the earnings of the Division before income taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles applied and consistent with past practice. The Cash Purchase Price of $14,920,000.00 will be (i) increased or decreased dollar for dollar to the extent that working capital on the Initial Closing Balance Sheet is more than or less than working capital on the February 25, 2001 balance sheet attached to this Agreement as Schedule 2.2(a) (the "February 2001 Balance Sheet") and (ii) increased or decreased dollar for dollar by a multiple of 4.4 times the amount by which the Division's Trailing EBITDA is over or under Five Million One Hundred Thousand Dollars ($5,100,000.00). This result will be the "Initial Adjusted Cash Purchase Price", which amount will be paid at the Closing. "Working Capital" means (i) current assets including, without limitation, accounts receivable aged 90 days or less generated in the ordinary course of the Division's business for value received, prepaid expenses and usable inventory less (ii) current liabilities generated in the ordinary course of business in accordance with past practice and not in violation of this Agreement including, without limitation, accounts payable, customer advances and non-tax accrued liabilities; provided, however, that "Working Capital" will not include cash, receivables owed by Seller to the Division, deferred taxes and obligations for borrowed money. Working Capital will be determined in accordance with generally accepted accounting principles applied on a basis consistent with the Initial Balance Sheet and with past practices.

                           Final Cash Purchase Price. Sixty (60) days after the
                  Closing, Seller will produce a final closing balance sheet (the "Final Closing Balance Sheet") and the Division's profit and loss statement for the 12 months ended September 30, 2001, and the Cash Purchase Price of $14,920,000.00 will be recalculated based thereon. The Cash Purchase Price will be
                  (i) increased or decreased dollar for dollar to the extent that Working Capital on the Final Closing Balance Sheet is more or less than Working Capital on the February 2001
                  Balance Sheet and (ii) increased or decreased dollar for dollar by a multiple of 4.4 times the amount by which the Division's Trailing EBITDA (adjusted only to remove the 3.5% corporate overhead charge) is over or under Five Million One Hundred Thousand Dollars ($5,100,000.00). The result of this calculation will be the "Final Cash Purchase Price." To the extent the Final Cash Purchase Price is greater than the Initial Adjusted Cash Purchase Price, Purchaser will pay the difference, in cash, to Seller. To the extent the Final Cash Purchase Price is less than the Initial Adjusted Cash
                  Purchase Price, Seller will pay the difference, in cash, to Purchaser.

         Sections 2.3 ("Allocation of Purchase Price") and 2.4 ("Transfer Taxes") are renumbered as Sections 2.4 and 2.5, respectively. Section 2.5 ("[Intentionally Omitted.] is deleted in its entirety.

         A new Section 2.3 is added to the Purchase Agreement as follows:

                  2.3      Contingent Payments.
                           -------------------

                           In addition to the payments referred to in Section
                  2.1(a), (b) and (c), and with respect to each of the two (2) twelve (12) month periods ending on the first and second anniversaries of the Closing Date (the "Earnout Periods"), Purchaser shall pay to Seller up to Two Million Dollars ($2,000,000.00) based on the EBITDA of Purchaser for each of the two (2) Earnout Periods. In no event shall the aggregate amount paid by Purchaser pursuant to this Section 2.3 exceed
                  (i) One Million Dollars ($1,000,000.00) in one (1) Earnout Period nor (ii) Two Million Dollars ($2,000,000.00) in the aggregate. In determining Purchaser's EBITDA for each of the Earnout Periods, solely for purposes of this Section 2.3, no effect shall be given to (i) compensation paid by Purchaser to senior managers hired by Purchaser following the Closing Date, (ii) equity fees paid by Purchaser to third parties,
                  (iii) additional selling, general and administrative costs directly attributable to the acquisition of any business or portion thereof following the Closing Date, (iv) additional contribution margin directly attributable to the acquisition of any business or portion thereof following the Closing Date,
                  (v) any costs incurred in connection with the acquisition disposition of any business or portion thereof, and (vi) any other expenses outside the ordinary course of business.

                           If Purchaser's EBITDA in an Earnout Period is
                  greater than Five Million Dollars ($5,000,000.00), Purchaser shall pay to Seller an amount (an "Earnout Amount") equal to Two Dollars ($2.00) for every One Dollar ($1.00) of EBITDA in excess of Five Million Dollars ($5,000,000.00). Purchaser shall provide Seller with a copy of Purchaser's audited financial statements within ten (10) days after receiving same from its independent auditors, which shall not be later than seventy (70) days after the end of the Earnout Period. The audited financial statements shall be accompanied by Purchaser's computation of the Earnout Amount, if any, to be paid to Seller (the "Earnout Statement").

                           Seller shall have thirty (30) days from the date of
                  the Earnout Statement is received to furnish Purchaser with a letter requesting access to the books and records of Purchaser necessary to compute Purchaser's EBITDA. Upon receipt of such request, Purchaser shall promptly make available such books and records to Seller and its representatives. If Seller disagrees with the computation of EBITDA delivered by Purchaser, and if Seller's computation results in an Earnout Amount that is greater than five percent (5%) higher than Purchaser's calculation, then Seller shall have ten (10) days after access to the Purchaser's books and records is granted to furnish Purchaser with a letter setting forth those items with which it disagrees and the reasons for each such disagreement. If the discrepancy in the computations by Purchaser and Seller of Purchaser's EBITDA is equal to or less than five percent (5%) of the Earnout Amount calculated by Purchaser, then Seller will have no right to dispute the computation of Purchaser's EBITDA. Purchaser and Seller shall promptly seek to reconcile any disagreement; if they fail to reach an agreement within thirty (30) days of receipt by Purchaser of Seller's letter, then an independent public accounting firm shall be retained by the parties to settle any remaining disagreement, and the decision of said firm shall be final and binding on all parties to this Agreement. The fees of the independent accounting firm involved shall be divided equally between Purchaser and Seller.

                           Purchaser shall pay the Earnout Amount to Seller on
                  the forty-fifth (45th) day following Purchaser's delivery of its audited financial statements and the Earnout Statement to Seller; provided, however, that if Seller notifies Purchaser that Seller disagrees with Purchaser's computation of an Earnout Amount, Purchaser will pay the undisputed amount to Seller on the forty-fifth (45th) day following Purchaser's delivery of its audited financial statements and the Earnout Statement to Seller and will pay any balance of the Earnout Amount determined to be payable to Seller within ten (10) days of a final determination thereof as provided in Section 2.3(c) of this Agreement.

                           Purchaser shall pay each Earnout Amount as follows:
                  (i) fifty percent (50%) in cash, and (ii) fifty percent (50%) by way of a subordinated, two-year promissory note in the form of Exhibit C to this Agreement.

         Section 5.14 is amended and restated in its entirety as follows:

                  5.14 Financial Statements. Purchaser has received unaudited financial statements of the Division for the fiscal years ended September 30, 2001 and October 1, 2000.

        Section 6.4(a) is amended and restated in its entirety as follows:

                           The purchase price (i.e., cash, the Subordinated
                  Notes, the Warrants and certificate(s) for shares of the Preferred Stock) for the Subject Assets as provided in
                  Section 2.1;

         Article 7 is amended and restated in its entirety as follows:

                                    Article 7

                                     Closing

         The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the office of Benesch, Friedlander, Coplan & Aronoff, LLP, 200 Public Square, 2300 BP Building, Cleveland, Ohio 44114 on October 31, 2001 at 10:00 A.M. Eastern Time or such other date mutually agreeable to the parties (the "Closing Date"). If the Closing has not taken place by such date by reason of the failure of Purchaser to receive funding (on terms satisfactory to Purchaser, in its sole discretion) for its acquisition of the Subject Assets by October 31, 2001, then the documents to be delivered by Purchaser and Seller pursuant to Article 5 of this Agreement will be executed by the party or parties thereto and deposited in escrow with counsel to Purchaser until Purchaser has received such financing. If the Closing has not taken place by October 31, 2001 (or such later date as may be agreed upon by Purchaser and Seller) by reason of failure of fulfillment of any material condition or conditions contained in this Agreement (other than the funding condition described in the preceding sentence) , then the non-breaching party may, by written notice to the other party, extend the Closing Date for a period of up to fifteen (15) days to permit fulfillment of such material condition or conditions. Unless the parties otherwise agree in writing, if the Closing has not occurred by November 9, 2001, then this Agreement will be deemed to have been terminated and abandoned, subject to the legal rights and remedies of either party arising out of the other party's breach of any of the provisions of this Agreement. The parties will in good faith use all reasonable efforts to achieve the Closing. All prorations will be made as of 12:01 a.m. Eastern Time on the Closing Date.
         Section 9.4 is amended by deleting the last sentence thereof in its entirety and inserting the following:

                  In no event shall the maximum aggregate indemnification payable to Purchaser under this Article 9 exceed (a) the Final Cash Purchase Price, for any breach of, or misstatement in, any one or more of the representations and warranties of Seller made in Sections 3.12, 3.26 or 3.27 of this Agreement, or (b) fifty percent (50%) of the Final Cash Purchase Price for a breach of, or misstatement in, any other representations or warranties of Seller in this Agreement.

         Each reference that is made to the Agreement, in the Agreement or in any other writing shall hereafter be construed as a reference to the Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Agreement shall remain in full force and effect and shall be unaffected hereby.

         This Amendment may be executed in any number of counterparts by different parties hereto in separate counterparts and by a fixed facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the Parties have executed this First Amendment on the date first written above.

                       ROYAL ADHESIVES AND SEALANTS, INC.



                         By: /s/ Christopher F. Childres
                -------------------------------------------------
                                 Its: President
                ------------------------------------------------


                        UNIROYAL ENGINEERED PRODUCTS, LLC



                         By: /s/ George J. Zulanas, Jr.
                    -----------------------------------------
                          Its: Executive Vice President
                    ----------------------------------------

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT


         This Second Amendment to Asset Purchase Agreement (this "Second Amendment") is made as of the 23rd day of October, 2001 by and between Royal Adhesives and Sealants, Inc. (f/k/a SAS Acquisition, Inc.), a Delaware corporation ("Purchaser"), and Uniroyal Engineered Products, LLC, a Delaware limited liability company ("Seller").

                                                  R E C I T A L S


1. Purchaser and Seller are parties to an Asset Purchase Agreement dated August 24, 2001, as amended by the First Amendment to Asset Purchase Agreement (the "First Amendment") dated October 15, 2001 (as amended, the "Agreement"), which provides for the purchase by Purchaser of substantially all of the business, assets and goodwill of the Specialty Adhesives & Sealants Division of Seller.

2. Purchaser and Seller desire to amend the Agreement by modifying certain provisions thereof. In addition, Purchaser desires to assign all of its rights and obligations under the Agreement to Royal Adhesives and Sealants, LLC, a Delaware limited liability company, and Seller is willing to consent to such assignment.

3. Each term used herein shall be defined in accordance with the Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Purchaser and Seller agree as follows:

1.       Section 1.3 (c) (x) is amended and restated in its entirety as follows:

                  (x) all obligations for retiree medical and life insurance benefits under any arrangements, contracts, agreements, or understandings in effect on the Closing Date or at any time prior to the Closing Date.

2.       Section 2.1 is amended and restated in its entirety as follows:

                  2.1 Payment by Purchaser. At the Closing, Purchaser will pay to Seller a purchase price of up to Twenty-One Million Nine Hundred Twenty Thousand Dollars ($21,920,000.00) (the "Purchase Price") for the Subject Assets (and the goodwill included therein) and for the covenant not to compete set forth in Section 16.1 below, adjusted as provided in Sections 2.2 and 2.3 below, and payable as follows:


(a) Fourteen Million Six Hundred Twenty Thousand Dollars ($14,620,000.00) by wire transfer and distributed as follows:

                           (i)      to CIT, the amount of indebtedness owed by
                                        Seller to CIT through the Closing
                           Date; and

                           (ii)     to Seller, $14,620,000.00 less the amount
                                paid to CIT pursuant to subsection (i) above.

(b) Three Million Five Hundred Thousand Dollars ($3,500,000.00) by way of two Subordinated Notes in the principal amounts of $2,500,000.00 and $1,000,000.00, in the form of Exhibits A-1 and A-2, respectively, to this Agreement (the "Subordinated Notes"), along with Warrants to purchase five percent (5%) of the issued and outstanding common stock of Quest Specialty Chemicals, Inc., a Delaware corporation and the parent corporation of Purchaser ("Quest"), calculated as of the Closing Date in the form of Exhibit B to this Agreement (the "Warrants");

(c) One Million Five Hundred Thousand Dollars ($1,500,000.00) by way of the delivery to Seller of One Thousand (1,000) shares of the 12% Preferred Stock of Quest;

(d) Up to Two Million Dollars ($2,000,000.00) by way of the contingent payments provided for in Section 2.3 below; and

(e) Three Hundred Thousand Dollars ($300,000.00) by wire transfer to an escrow agent designated by Purchaser and Seller pursuant to the terms of an Environmental Escrow Agreement to be executed and delivered by Purchaser and Seller at the Closing (the `Environmental Escrow Agreement").
3. Exhibits A-1, A-2 and B to the First Amendment are deleted and replaced by Exhibits A-1, A-2 and B to this Second Amendment.

4. Section 2.2, subsections (a) and (b), are amended by deleting in each subsection "$14,920,000" and inserting in lieu thereof "$14,620,000" as the Cash Purchase Price.

5. Section 3.4 is amended by adding the following as the last sentence of such
Section 3.4: "There is no basis for a material claim by a customer or former customer of the Division to repayment or recoupment of any material amounts paid to Seller or the Division by such customer in respect of products or services provided by the Division."

6. Section 4.1 is amended by adding a new sentence at the end to read in its entirety as follows: "The authorized capital stock of Quest Holdings consist of
(i) 2,000 shares of common stock, $.01 par value per share, of which _____ shares are issued and outstanding, and (ii) 1,000 shares of preferred stock, $.01 par value per share, of which 1,000 shares will be issued and outstanding on the Closing Date after consummation of the transactions contemplated by this Agreement. All outstanding shares of the capital stock of Quest have been duly and validly issued and are fully paid and non-assessable. Quest does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, other than: warrants to purchase shares of Quest's common stock which have been issued to (i) Seller, and (ii) Madison Capital Funding LLC.

7.       Section 5.4 is amended by amending and restating subsections (g) and
(h) thereof and by adding a new subsection (i) as follows:

(g) the parties shall enter into an option agreement for the purchase by Purchaser of the ground, building and other improvements to the Real Property in such form and substance as acceptable to the parties;

(h) the parties shall enter into a Lease for the ground, building and other improvements to the Real Property in such form and substance as acceptable to the parties; and

(i) the parties shall enter into the Environmental Escrow Agreement in such form and substance as acceptable to the parties.

8. Section 9.2(a) ("Seller's Indemnification") is amended by amending and restating subsection (ii) and by adding a new subsection (vi) as follows:
                                       -

(ii) any claims, suits, proceedings, actions, assertions or allegations by any third party containing or relating to allegations that, if true would constitute a breach of, or misstatement in, (A) any one or more of the representations or warranties of Seller made in or pursuant to this Agreement, or (B) any one or more of the representations or warranties made by Purchaser to any lender in reliance on the representations or warranties of Seller made in or pursuant to the Agreement . . .

                  (vi) any environmental remediation, or third party claims, in each case pertaining to environmental matters existing as of the Closing Date in connection with the Real Property.

9.       Article 11 ("Post-Closing Obligations") is amended by adding a new
Section 11.8 as follows:

         11.8 Phase II Audit. Within thirty (30) days following the Closing Date, Seller shall initiate at its expense a Phase II environmental audit of the Division's facilities and operations by a nationally recognized environmental auditor satisfactory to Purchaser and Purchaser's lenders, in their reasonable discretion. Seller shall complete at its expense any and all remedial action recommended in the Phase I Audit and the Phase II Audit and shall commence such remedial action not later than thirty (30) days after its receipt of the Phase II Audit, subject to reasonable availability of contractors and to weather conditions.
10. Seller consents to (i) the assignment by Purchaser of all of its rights and obligations under the Agreement to Royal Adhesives and Sealants, LLC, and (ii) the assumption by Royal Adhesives and Sealants, LLC of all of Purchaser's rights and obligations under the Agreement. Immediately upon execution and delivery of this Second Amendment by Purchaser and Seller, (i) the term "Purchaser" in the Agreement shall mean Royal Adhesives and Sealants, LLc; and (ii) Royal Adhesives and Sealants, Inc. shall be unconditionally released from all of its obligations under the Purchase Agreement.

11. Each reference that is made to the Agreement, in the Agreement or in any other writing shall hereafter be construed as a reference to the Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Agreement shall remain in full force and effect and shall be unaffected hereby.

12. This Amendment may be executed in any number of counterparts by different parties hereto in separate counterparts and by a fixed facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.



         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have executed this Second Amendment on the date first written above.

                       ROYAL ADHESIVES AND SEALANTS, INC.



                         By: /s/ Christopher F. Childres
                -------------------------------------------------

                                      Its:
                ------------------------------------------------


                        UNIROYAL ENGINEERED PRODUCTS, LLC



                         By: /s/ George J. Zulanas, Jr.
                    -----------------------------------------

                          Its: Executive Vice President
                    ----------------------------------------


The assignment by Royal Adhesives and Sealants, Inc. of all of its rights and obligations under that certain Asset Purchase Agreement dated August 24, 2001, as amended by the First Amendment to Asset Purchase Agreement dated October 15, 2001 and the Second Amendment to Asset Purchase Agreement dated as of October 23, 2001 to the undersigned is hereby acknowledged by the undersigned. The undersigned hereby unconditionally assumes all of the obligations of Royal Adhesives and Sealants, Inc. under such Asset Purchase Agreement, as amended.


                   ROYAL ADHESIVES AND SEALANTS, LLC



                   By:      /s/ Christopher F. Childres
                   Its: